EXHIBIT 10.1


                                                                  Execution Copy







                          -----------------------------

                            ASSET PURCHASE AGREEMENT
                          -----------------------------



                                      AMONG

                      IP GLOBAL VOICE, INC. (D/B/A XIPTEL),
                           NEWMARKET TECHNOLOGY, INC.
                        CORSA NETWORK TECHNOLOGIES, INC.
                                       AND
        AUBREY BROWN, THE SHAREHOLDER OF CORSA NETWORK TECHNOLOGIES, INC.



                                      dated

                                  June 27, 2005

ASSET PURCHASE AGREEMENT



     This ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 27th day of June, 2005, by and among IP Global Voice, Inc. (d/b/a Xiptel), a Delaware corporation ("Buyer"), NewMarket Technology, Inc., a Nevada corporation ("NewMarket"), Corsa Network Technologies, Inc., a California corporation ("Seller") and Aubrey Brown, the shareholder of Seller (the "Shareholder") signing this Agreement.


                                    RECITALS

     Seller is engaged in the business of the sale and installation of secure communication networks (the "Business"). Seller desires to sell, and Buyer desires to purchase as an ongoing concern substantially all of the assets of the Business, upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

1.1 Definitions. For purposes of this Agreement and any attachments, including the Disclosure Schedule, the terms defined in this Agreement when capitalized and used in this Agreement or any attachments shall have the respective meanings specified in this Agreement. In addition, the following terms when capitalized and used in this Agreement or any attachments shall have the meanings set forth below unless the context or use requires another or different meaning:

     "Account Receivable" means any account or note receivable, whether billed or unbilled, whether current or noncurrent, arising out of the Business prior to the Closing.

     "Acquired Assets" means all of Seller's right, title and interest in and to the Business' properties, assets and rights of any kind, whether tangible or intangible, real or personal, and constituting, or used in connection with, or related to, the Business, including all of Seller's right, title and interest in and to the following:

          (a) all Accounts Receivable;

          (b) all Inventory;

          (c) all Intellectual Property;

          (d) all rights under all Contracts and Real Estate Leases that are Assumed Liabilities;

          (e) all real property, leasehold interests and leasehold improvements relating to the Business, other than those arising out of Assumed Contracts;

          (f) all Fixtures and Equipment;



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          (g) all Books and  Records,  other than those  arising  out of Assumed
     Contracts;

          (h) all Permits, to the extent assignable or transferable to Buyer, other than those arising out of Assumed Contracts;

          (i) all interests (whether stock, membership interests, partnership interests or otherwise) in foreign entities and operations, including foreign joint ventures;

          (j) all computer hardware and software relating to the Business;

          (k) all deposits, refunds, pre-payments or pre-paid expenses relating to the Business, including Pre-Paid Assets, to the extent assignable or transferable to Buyer;

          (l) all amounts prepaid on any insurance policy and any rights to recoveries under any insurance policy maintained by Seller on behalf of the Business prior to the Closing;

          (m) all rights under or pursuant to all warranties, representations and guarantees made by Persons (including all contractual or other rights of Seller to return inventory) in connection with the Acquired Assets or services furnished to Seller pertaining to the Business or affecting the Acquired Assets; and

          (n) all claims, causes of action, choses in action, rights of recovery and rights of set off of any kind, against any Person, including any Liens or other rights to payment or to enforce payment in connection with products or services delivered by Seller in connection with the Business on or prior to the Closing Date;

but excluding therefrom the Excluded Assets.

     "Adjustment Amount" shall have the meaning set forth in Section 3.3.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, whether such control is through voting securities, contract or otherwise.

     "Agreement" shall have the meaning set forth in the preamble.

     "Assumed Liabilities" means the following:

          (a) the payment and performance obligations of Seller arising after the Closing Date under the Real Estate Leases and Contracts listed on
     Schedule 1.1(b) (the "Assumed Contracts"), excluding any obligations of Seller under such Real Estate Leases and Contracts (x) which are the result of Seller's violation or breach thereof or (y) the existence of which would constitute an inaccuracy in or breach of any of Seller's representations or warranties made in this Agreement, as if made on and as of the Closing Date; and



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          (b) all trade  accounts  payable of Seller  existing as of the Closing
     Date that (x) are reflected on the Balance Sheet or (y) have been incurred by Seller since the date of the Balance Sheet in the ordinary course of business consistent with past practice and are of the same general type and amount as the accounts payable reflected on the Balance Sheet (in each case, other than any accounts payable resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement or violation of law).

     "Books and Records" means (a) all records and lists of Seller pertaining to the Acquired Assets; (b) all records and lists pertaining to the Business, customers, suppliers, vendors, distributors or personnel of the Business; (c) all product, business and marketing plans, sales literature and promotional literature relating to the Business; and (d) all other books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by Seller in connection with the Business, including its foreign operations, but excluding the originals of Seller's minute books, stock books and tax returns.

     "Contract" means any agreement, contract, note, loan, evidence of indebtedness, Purchase Order, Sales Order, customer order, letter of credit, franchise agreement, undertaking, covenant not to compete, license, instrument, obligation or commitment, Personal Property Lease (but excluding all Real Estate Leases): (a) to which Seller is a Party or (b) to which Seller, any Asset or the Business is bound, in each case whether written or oral.

     "Disclosure Schedule" means the Schedules delivered by Seller to Buyer as of the date hereof, as may be amended as provided herein, that set forth the exceptions to the representations and warranties contained in Article IV and certain other information called for by this Agreement.

     "Environmental Liabilities" means any loss, damage or expense of any kind or nature (including, fines, penalties, investigation expenses, costs of remediation or removal, natural resource damages, consequential or incidental damages, personal injury, including death, or property damage) resulting from a claim, suit, cause of action, proceeding, order, arbitration, request for information, administrative action or settlement brought, or presented or threatened by any Party whatsoever (including, any governmental unit or regulatory agency, employees of Seller, purchasers or users of products of Seller, and owners, lessees or occupants of any properties) arising out of or based on the actual or alleged acts or omissions of any person with respect to any actual or alleged treatment, handling, use, generation, transportation, incorporation into any product, presence, recycling, storage, disposal or release (as these terms are defined under any state, federal, foreign or local environmental law) of a hazardous material or substance, petroleum or petroleum product, toxic substance, hazardous or special waste, contaminant, chemical, or pollutant (as defined or regulated under any state, federal, foreign or local environmental law) or any tanks, drums or containers thereof and (i) arising from the operations of Seller; or (ii) existing at or under and releases onto or from any property (including the air, soil, groundwater, surface water, or within any buildings or structures) which is or has been owned, leased or occupied, or to which Seller has sent any Hazardous Materials, at any time before or after the Closing.

     "Excluded Assets" means, notwithstanding any other provision of this Agreement, the following assets of Seller which are not to be acquired by Buyer hereunder:

          (a) this Agreement and all rights of Seller hereunder;



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



          (b) Seller's corporate charter, original minute books, stock books, tax returns and other documents relating to the organization, maintenance and existence of Seller as a corporation; and

          (c) all Plans and assets of Plans.

     "Excluded Liabilities" means any and all liabilities, costs, expenses, claims, losses or other obligations of Seller, whether actual or contingent, matured or unmatured, liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof, including the following:

          (a) all liabilities and obligations of Seller for fees, costs and expenses of attorneys, independent public accountants, investment bankers or other representatives incurred in connection with the negotiation, preparation or consummation of the Transaction Documents;

          (b) all liabilities and obligations relating to sales or other transactions of Seller made on or prior to the Closing Date that are not specifically included as Assumed Liabilities;

          (c) all liabilities and obligations of Seller arising out of any litigation, proceeding, audit or other action based on any state of facts or events occurring on or prior to the Closing Date, whether or not disclosed in the Disclosure Schedules;

          (d) all liabilities and obligations of Seller arising out of or based on any Contract or Real Estate Lease (other than the Assumed Contracts) entered into on or prior to the Closing Date, including any Contract or Real Estate Lease that is required to be, but is not disclosed in the Disclosure Schedules;

          (e) all liabilities and obligations of Seller for any Taxes, workers' compensation liabilities, payroll, consulting fees or for fees or other expenses of Seller, including all liabilities incurred in connection with or related to the sale or transfer of the Acquired Assets;

          (f) any claims relating to any Plan, any other benefit or compensation plan, fund, arrangement or agreement, of Seller, or the termination thereof accruing or arising on or before the Closing Date;

          (g) all liabilities and obligations of Seller arising out of the operation of the Business prior to the Closing, including any Environmental Liabilities, any liabilities or obligations relating to any Product manufactured or service provided by Seller prior to the Closing, including claims of injuries to persons or property, product liability, warranty claims (whether arising under contract or tort law), and recalls of Products ordered by customers, manufacturers or governmental authorities;

          (h) all liabilities and obligations of Seller arising out of any operations, arrangements or other activities shared with any Affiliate of Seller; and

          (i) all liabilities and obligations of Seller related to Excluded Assets.



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



     "Facilities" means the Real Estate, together all offices, manufacturing plants, warehouses, building improvements and related facilities used in connection with the Business.

     "Fixtures and Equipment" means all of the furniture, fixtures, furnishings, office furnishings and other tangible personal property owned by Seller and used in connection with the Business.

     "GAAP" means United States generally accepted accounting principles applied in a manner consistent with past practice of the Business.

     "Intellectual Property" means all intellectual, industrial and proprietary rights, whether domestic or foreign (including goodwill associated therewith) of Seller, including: (i) all inventions; (ii) all granted patents for inventions and any reissues thereof; (iii) copyrights, whether registered or unregistered;
(iv) designs and all registrations  and applications for registration  therefor;
(v) trademarks, trade names, and any word, symbol, icon, logo or other indicia of origin adopted or used in connection with any Product made or service provided in the Business, whether registered or unregistered, and rights to prevent unfair trading including, but not limited to, the name Corsa Network Technologies, Inc. and any variation thereof; (vi) trade secrets, confidential information and know-how, including all technical, manufacturing and engineering information, software, source code, new developments, inventions or ideas, and documentation thereof to encompass related papers, parts, drawings, tool drawings, chemical compositions, formulae, diaries, notebooks, specifications, methods of manufacture, discs and tapes and all data contained therein and thereon; (vii) all applications and registrations for all of the foregoing;
(viii) all telephone and telecopier numbers; (ix) all Internet addresses, domain names, web sites and other Business addresses; (x) all licenses, including sub-licenses granted to or by third parties to use any of the foregoing; and
(xi) all Proprietary Rights. "Inventory" means all inventory of Seller held for resale or in transit with respect to the Business and all of Seller's raw materials, work in process, finished products, spare parts, supplies, packaging items and similar items with respect to the Business, in each case wherever the same may be located.

     "Knowledge" or "awareness" of any entity means the actual knowledge or awareness of such entity's officers and other individuals exercising supervisory authority and, in the case of Seller, the Shareholder, and such knowledge or awareness as such entity's officers and other individuals exercising supervisory authority and, in the case of Seller, the Shareholder, should have had after reasonable investigation; and "Knowledge" or "awareness" of any individual means the actual knowledge or awareness of such individual, and such knowledge or awareness as such individual should have had after reasonable investigation.

     "Lien" means any claim, lien, tax lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, shareholders' agreement, encumbrance or restriction of any nature or kind, whether voluntarily incurred or arising by operation of law, and including any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

     "Material" means any charge, claim, damage or other financial effect or consequence having a value, either singly or in the aggregate, exceeding $10,000.



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     "Material  Adverse Effect" means any event,  occurrence,  fact,  condition, change or effect that is adverse and Material to the business, assets, condition (financial or otherwise), operating results, employees, customer relations or prospects of the specified Person.

     "Parties" means collectively Seller, NewMarket, Buyer and the Shareholder.

     "Party" shall mean, as the context shall indicate, each or any of Buyer, NewMarket, Seller and Shareholder.

     "Permitted Liens" means (i) Liens for current taxes not yet due or any taxes being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established which are reflected on the Balance Sheet or (ii) Liens on the Acquired Assets that Buyer has agreed to assume from Seller pursuant to this Agreement.

     "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation, entity or government (whether federal, foreign, state, county, city or otherwise, including any instrumentality, division, agency or department thereof).

     "Taxes" has the meaning set forth in Section 4.16.

     "Transaction" collectively means the transactions contemplated by this Agreement and all other Transaction Documents.

     "Transaction Documents" shall collectively refer to this Agreement and the Ancillary Agreements as amended, modified or supplemented from time to time in accordance with the terms thereof and all other instruments, certificates and agreements executed by any Party in connection with transactions contemplated by such agreements, including the Disclosure Schedule.

1.2 Interpretations. When reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Whenever the words "hereof", "herein", "hereunder" and words of similar import are used in this Agreement, they refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement and the other Transaction
Documents shall have the defined meanings given therein when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to in this Agreement or any other Transaction Document means such agreement, instrument or statute as from time to time amended, modified or supplemented, including in the case of



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statutes by succession  of  comparable  successor  statutes.  All  references to statutes in this Agreement or any other Transaction Document shall be deemed to include the applicable regulations promulgated under such statutes. All dollar amounts referred to in the Transaction Documents are in United States Dollars.


                                   ARTICLE II

                               PURCHASE AND SALE

2.1 Purchase and Sale of Assets. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, Buyer agrees to purchase from Seller as an on-going concern, and Seller agrees to sell, convey, transfer, assign and deliver to Buyer, the Acquired Assets, free and clear of any Liens, except for Permitted Liens.

2.2 Assumption of Liabilities. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, Buyer shall assume the Assumed Liabilities, and Buyer shall pay, perform and discharge the Assumed Liabilities as and when due.

2.3 Excluded Liabilities. Notwithstanding any other provision of this Agreement, Buyer shall not assume, or otherwise be responsible for, any Excluded Liabilities. Seller shall retain, and be responsible for, and pay, perform and discharge all Excluded Liabilities as and when due.


                                  ARTICLE III

                     CLOSING, PURCHASE PRICE AND ADJUSTMENTS

3.1 Closing. Subject to the conditions set forth in this Agreement, the closing of the purchase and sale of the Acquired Assets and other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Buyer at 10:00 a.m., local time, on June 27, 2005, or at such other place, date and time as the Parties may agree. The date on which the Closing occurs is referred to herein as the "Closing Date." The effective time of the Closing shall be 12:01 a.m., local time, on the Closing Date.

3.2 Purchase Price; Payment. Subject to adjustment pursuant to Section 3.3 hereof, the purchase price (the "Purchase Price") for the Acquired Assets and other obligations will be (i) $100,000 in cash; (ii) 1,400 shares of Series I 8% Cumulative Convertible Preferred Stock of NewMarket having a stated value of $1,000 per share (the "NewMarket Preferred Stock"); and (iii) 490 shares of Convertible Preferred Stock of the Buyer ("Buyer Preferred Stock"), which shall
(a) have a stated value and have such other economic terms as shall be mutually determined by the Parties within 30 days of the Closing Date; (b) be issued, in equal installments over the twelve (12) month period commencing with the Closing and (c) be convertible into 4.9% of the issued and outstanding shares of common stock of Buyer (on a fully diluted basis) beginning on the first anniversary of the Closing. The consideration described in the foregoing clauses (i), (ii) and
(iii) shall be defined herein as the "Purchase Price."




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3.3 Purchase Price Adjustment.

          (a) No later than July 7, 2006, Buyer shall prepare and deliver to the Seller a statement (the "Revenue Statement") of the gross revenues of the Seller for a year after Closing, as measured from the Closing Date through June 30, 2006 (the "Section 3.3 Revenue"). Unless the Seller delivers a notice to Buyer in writing of its objection to the calculation of the
     Section 3.3 Revenue within 10 days after its receipt of the Revenue Statement, the Revenue Statement shall be final and binding on the Parties. The Purchase Price shall be reduced for every shortfall of $1 million or fraction thereof of Section 3.3 Revenue below $11.3 million by (i) $50,000 (in the stated value of the NewMarket Preferred Stock) and (ii) either 50 shares of Buyer Preferred Stock or 0.5% of common stock ownership of Buyer on a fully diluted basis, assuming conversion of the Buyer Preferred Stock (from a ceiling of 4.9% of the stock). For example, if the Section 3.3 Revenue were $9.7 million, the Purchase Price would be reduced by (i) $100,000 of New Market Preferred Stock (to $1.3 million in stated value) and (ii) 100 shares of Buyer Preferred Stock (to 390 shares) or, assuming conversion of Buyer Preferred Stock, 1.0% of the common stock of Buyer (to 3.9% of the outstanding common stock). The maximum reduction in Purchase Price shall be (i) $200,000 in stated value of the NewMarket Preferred Stock and (ii) 200 shares of Buyer Preferred Stock, or, assuming conversion of the Buyer Preferred Stock, 2% of Buyer's common stock.

          (b) Buyer and Seller shall attempt in good faith to resolve any disagreements with respect to the Revenue Statement. If, at the end of such period, Buyer and Seller do not resolve such disagreements, either Buyer or Seller may submit the matter to a mutually acceptable independent accounting firm of recognized national standing (the "Accounting Firm") to review the Revenue Statement and resolve any remaining disagreements regarding the calculation of the Section 3.3 Revenue under the Revenue Statement. The fees and expenses of the Accounting Firm shall be divided equally among the Buyer and Seller.

3.4 Tax Allocation. Within sixty (60) calendar days after the Closing Date, Buyer and Seller shall use their reasonable best efforts to reach an agreement regarding how the Purchase Price and the aggregate dollar amount of the Assumed Liabilities shall be allocated for tax purposes. Upon having reached such an agreement, Buyer and Seller shall file all tax returns and statements, forms and schedules in connection therewith consistent with such allocation and shall take no position contrary thereto unless required by law. Buyer and Seller shall treat the purchase and sale of assets under this Agreement as an "applicable asset acquisition" within the meaning of Section 1060 of the Code, and shall prepare and timely file Internal Revenue Service Form 8594 (and any required exhibits thereto) in a manner consistent with the allocation of the Purchase Price under this Section 3.4.

3.5 Transfer Taxes. Notwithstanding any other provision herein, any documentary and transfer Taxes and any sales, use or other Taxes imposed by reason of the transfers of Acquired Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto shall be borne by Seller.



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



                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

4.1 Corporate Existence.

          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own its properties and assets and to conduct the Business as now conducted. Seller is qualified to conduct business as a foreign corporation in each state or jurisdiction in which the property owned, leased or operated by, the employees, agents or representatives employed by it, any other facts or circumstances applicable to the nature of the businesses now conducted or proposed to be conducted by it make such qualification necessary. Schedule 4.1(a) contains a list of each jurisdiction in which Seller is currently licensed or qualified to do business as a foreign corporation. Correct and complete copies of the Articles of Incorporation and Bylaws of Seller have been provided to Buyer. The Shareholder is the record and beneficial owner of all outstanding capital stock of Seller.

          (b) Schedule 4.1(b) sets forth a correct and complete list of each Person in which Seller owns (directly or indirectly or beneficially or of record), or has owned, an interest (whether stock, or other securities, membership interests, partnership interests, participating interest, joint venture or otherwise) (collectively, the "Subsidiaries"), including a description of the type and amount of interest owned, or formerly owned, by Seller in each Subsidiary. Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own its properties and assets and to conduct its business as now conducted. Each Subsidiary is qualified to conduct business in each jurisdiction in which the property owned, leased or operated by, the employees, agents or representatives employed by it, any other facts or circumstances applicable to the nature of the business now conducted or proposed to be conducted by it make such qualification necessarily. Schedule 4.1(b) --------------- contains a list of each jurisdiction in which each Subsidiary is currently licensed or qualified to do business. Correct and complete copies of the charter and other governing documents (including bylaws and joint venture agreements) of each Subsidiary have been provided to Buyer.

4.2 Corporate Authorization; Enforceability. Each of Seller and the Shareholder has full power and authority to enter into and perform the Transaction Documents to which it is a Party and to consummate the transactions contemplated thereby in accordance with their respective terms. Seller has taken all corporate and shareholder actions necessary to authorize and approve the execution, delivery and performance of the Transaction Documents to which it is (or will be) a Party and the transactions contemplated thereby. Each of the Transaction Documents constitutes (or will constitute when executed) a legal, valid and binding obligation of Seller and the Shareholder that is a Party to such Transaction Document, enforceable against them in accordance with their respective terms.

4.3 No Conflict. Except as disclosed in Schedule 4.3, compliance with the terms and conditions hereof will not (i) violate or conflict with any provision of the charter documents or other governing documents of Seller, any Subsidiary or any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restrictions of any government, governmental agency or court to which Seller, any Subsidiary or any Shareholder is subject; or (ii) result in the breach or termination of any provision of, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, require any notice or constitute a breach or default under any note, bond, indenture, Real Estate Lease or Contract or other instrument or obligation to which Seller, any Subsidiary or any Shareholder is a Party or by which the Acquired Assets are subject, bound or affected except in each case where such violation, regulation or breach would not have a Materially Adverse Effect on Seller. Neither Seller, any Subsidiary nor any Shareholder is otherwise a Party to any Contract or subject to any other legal restriction that would prevent or restrict complete fulfillment by Seller and Shareholder of all of the terms and conditions of the Transaction Documents to which they are a Party or compliance with any of their obligations thereunder.

4.4 Required Consents. Except as set forth in Schedule 4.4 and as may be required by the HSR Act, no consents or approvals of, or notices to, any third Person and no consents or waivers from, or notices to, any other Parties to leases, licenses, franchises, Permits, indentures, Real Estate Leases, Contracts or other instruments are required for the consummation by Seller or the Shareholder of the transactions contemplated by the Transaction Documents to which they are or will be a Party. Except as set forth in Schedule 4.4, the Assumed Liabilities to be transferred to and assumed by Buyer pursuant to the terms of the Transaction Documents are transferable and assumable by Buyer without the consent or approval of, or notice to, any Person.

4.5 Broker's Fees. Neither Seller, any Shareholder nor any of their respective Affiliates has dealt with any Person that will result in the obligation of Seller, any Shareholder or Buyer to pay a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the Parties to each other.

4.6 Books and Records. To Seller's Knowledge, all Books and Records, including, correspondence, customer lists, records and information, sales and promotional materials, catalogs and advertising literature, advertiser lists, customer market data, blueprints, drawings and other technical papers and specifications, product research and test data, quality control records, service manuals, service bulletins, training materials, product bulletins, product information booklets, maintenance, repair and asset history and depreciation records, occupational safety and health administration ("OSHA") and Environmental Protection Agency ("EPA") files, plans, specifications, drawings, renderings and documents relating to the leasing of the Facilities and accounting records, ledgers and books of original entry relating to the operation of the Business ("Accounting Books") are, and have been, maintained in Seller's usual, regular and ordinary manner consistent with past practice, and, to the extent applicable, in accordance with GAAP and applicable law.

4.7 Accounts Receivable. The Accounts Receivable to be reflected on the Closing Statement and Accounting Books of Seller at the Closing Date shall be actual, bona fide receivables for transactions in the ordinary and normal course of the Business, representing valid and binding obligations of others to Seller for the total dollar amount shown thereon, subject to no recoupments, set-offs or counterclaims of any kind or nature whatsoever, and shall be current and collectible in amounts not less than the amount shown on the Closing Statement, subject to any recorded reserves for doubtful or uncollectible accounts applicable thereto established in a manner consistent with GAAP. Set forth in
Schedule 4.7 is a correct and complete list and dollar amount of all of the Accounts Receivable appearing on Accounting Books of Seller as of June 23, 2005.

4.8 Inventory. The Inventory to be reflected on the Closing Statement and Accounting Books of Seller at the Closing Date shall (i) consist of items of a quantity and quality historically useable and/or salable in the ordinary and normal course of the Business; (ii) be free from material defects in materials and/or workmanship; and (iii) not be excessive in kind or amount, slow moving or obsolete, in light of the business of Seller done or expected to be done, except to the extent that a reserve for obsolescence has been established therefore in a manner consistent with GAAP. On the Closing Date, all Inventory shall be located at the Facilities.

4.9 Prepaid Assets. The Prepaid Assets to be reflected the Closing Statement and Accounting Books of Seller at the Closing Date shall be actual, bona fide prepaid assets and/or deposits of Seller have been incurred by Seller in the ordinary and normal course of the Business. For purposes of this Agreement, the term "Prepaid Assets" means those prepaid assets and deposits of the type described in Schedule 4.9.

4.10 Financial Statements. Seller has provided to Buyer correct and complete copies of the following financial statements of Seller (collectively, the "Financial Statements"): (i) the balance sheets of Seller at December 31, 2004 and the related statements of income, stockholders' equity and cash flows for the years ended December 31, 2004 and (ii) statements of income, stockholders' equity and cash flows for the months of January through April 2005. The Financial Statements are in accordance with the books and records of Seller or its Subsidiary, as the case may be, and fairly present the financial position of Seller and its Subsidiaries, as the case may be, as of the dates thereof, and the results of operations and cash flows and changes in shareholders' equity of Seller or its Subsidiaries, as the case may be, for the fiscal period or as of the respective dates thereof. Each of the Financial Statements, including the notes thereto, has been prepared in accordance with GAAP consistently applied during the periods involved, subject in the case of the interim Financial Statements to normal year-end adjustment and absence of footnote disclosure. The books and records of Seller and its Subsidiaries have been, and are being, maintained in accordance with all applicable legal requirements and GAAP.

4.11 Equipment. The Fixtures and Equipment are all the tangible property used in, useful, necessary, incidental, pertaining to or associated with the operation of the Business as conducted by Seller. All of the Fixtures and Equipment are located at the Facilities. There is no other tangible property owned by any other Person for which Seller is responsible, nor are there any Acquired Assets in which any other Person (whether a customer, supplier or other Person) has a claim, or has, or claims to have, an interest, except as disclosed in Schedule 4.11.

4.12 Real Estate; Facilities. Except as set forth in Schedule 4.12 (together with all improvements located on such real property, the "Real Estate"), neither Seller nor any of its Subsidiaries owns any real property. Title to the Real Estate is good and marketable, and free and clear of all Liens (except Permitted Liens), adverse claims or other matters affecting the title of Seller's Subsidiary to or possession of such Real Estate, including all encroachments, boundary disputes, covenants, restrictions, easements, rights of way, mortgages, security interests, leases, encumbrances and title objections, excepting only such easements, restrictions and covenants including those presently of record, which easements, restrictions and covenants will not interfere with or impair the use of any of the Real Estate to conduct the Business. Schedule 4.12 contains a complete list of all leases, subleases or other agreement pursuant to which Seller or its Subsidiaries leases or subleases, whether written or oral, any real property (the "Real Estate Leases") used or held for use by Seller or its Subsidiaries in the Business. Except as set forth in Schedule 4.12, no Person has the right of use or occupancy of any portion of the Facilities. All ingress and egress to the Facilities, whether of record or currently used by Seller or its Subsidiaries, is sufficient for the operation of the Business as presently conducted. The zoning classification of the Facilities permits the intended use for the operation of the Business and, Seller has not received notice of, any petition to materially change the zoning or land use designation of the Facilities or any adjoining parcel of real property. There is no pending or threatened condemnation, appropriation, eminent domain or similar proceeding or legislation affecting or relating to the Facilities, or the widening, change of grade or limitation on use of streets providing access to any Facilities, nor, to Seller's Knowledge, are any such proceedings contemplated by any governmental authority. Seller has neither received notice of, nor does Seller have any Knowledge of, any proposed or actual assessments against the Facilities relating to utilities, sewers, roadways, other improvements or other matters.

4.13 Leased Personal Property. Schedule 4.13 sets forth a correct and complete list and description of each item of personal property leased or subleased to Seller, whether under a capital lease or operating lease (the "Leased Personal Property"), and correct and complete copies of the leases and subleases for the Leased Personal Property (the "Personal Property Leases") have been delivered to Buyer.

4.14 Condition and Sufficiency of Assets. The Fixtures and Equipment, Facilities, Leased Personal Property and Business have been operated and maintained in all material respects in accordance with all applicable laws, rules and regulations and in accordance with all applicable Real Property Leases and Contract related thereto. The Fixtures and Equipment, Facilities and Leased Personal Property have been maintained in accordance with normal industry practice and are in good operating condition and repair (reasonable wear and tear excepted) and are free of any material structural or engineering defects. The Fixtures and Equipment, Facilities and Leased Personal Property are sufficient in all material respects to carry on the operations of the Business as now conducted by Seller and are suitable for their use in the Business as presently conducted. Except for the Acquired Assets, there are no other assets, agreements, rights or licenses of any kind or nature whatsoever material to Seller in the operation of the Business as is presently conducted.

4.15 Title to Properties. Seller has good, valid, complete, effective, rightful, indefeasible and marketable fee simple title to all of the Acquired Assets, free and clear of any and all Liens other than (i) those Liens that will be released or caused to be released by Seller on or before the Closing Date; and (ii) the Permitted Liens (each of which are identified in Schedule 4.15). Except as set forth in Schedule 4.15, no financing statement under the Uniform Commercial Code (the "UCC") or similar law naming Seller as debtor has been filed in any jurisdiction and is still in effect, and Seller is not a Party to or bound by any agreement or arrangement authorizing any Party to file any such financial statement and all financing statements shall be released or caused to be released by Seller on or before the Closing Date. At the Closing and upon delivery of the instruments of transfer by Seller to Buyer as provided in this Agreement, good, valid, complete, effective, rightful, indefeasible and marketable fee simple title to the Acquired Assets shall vest in Buyer, free and clear of all Liens, other than Permitted Liens.

4.16 Taxes. All federal, state, county, municipal and foreign tax and tax information returns, reports, statements and declarations ("Tax Returns") that are required to be filed prior to the Closing Date by Seller and its Subsidiaries with respect to the Business and the Acquired Assets, have been, or will be, filed by Seller and its Subsidiaries in a timely manner, and are, or will be, true, correct and complete in all material respects. With respect to the operation of the Business by Seller, there have been withheld and paid all Taxes that have become due pursuant to the Tax Returns and all other Taxes that have become due and are imposed by law upon Seller, other than those due on or after the Closing Date that relate to periods prior to the Closing Date, which shall be adequately provided for and reserved against Closing Statement. No outstanding notice of deficiency or assessment of additional Taxes has been received with respect to Seller or its Subsidiaries. For purposes of this Agreement, the term "Taxes" means any federal, state, local, foreign or other Taxes, including all income, business, gross receipts, license, payroll, employment, pension plan, excise, severance, stamp, occupation, premium, windfall profits, ad valorem, environmental (including Taxes under Section 59A of the Code), capital stock, franchise, duty, profits, withholding, social security, unemployment, disability, real property, personal property, production, sales, use, transfer, registration, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not. There are no Liens for Taxes against any of the Acquired Assets. Schedule 4.16 lists all jurisdictions in which Seller files tax returns or pays Taxes with respect to the Business.

4.17 Purchase Orders. All Purchase Orders have been entered into by Seller in the ordinary course of the Business, are in full force and effect and binding upon the other Parties thereto, and Seller has not suffered or been threatened with any Material Adverse Effect in, or loss of, any relationship between Seller and any of Seller's suppliers. For purposes of this Agreement, the term "Purchase Orders" means all the outstanding purchase orders issued by Seller for the purchase of products and/or services. Set forth in Schedule 4.17 is a correct and complete list and dollar amount of each outstanding Purchase Order in excess of $10,000 as of January 1, 2005.

4.18 Contracts and Commitments. Except as set forth on Schedule 4.18, neither Seller nor any of its Subsidiaries is, with respect to the Business or the operation thereof, a Party to, nor are any of the Acquired Assets or Leased Property bound or subject to, any:

          (a) Contract, Real Estate Lease or other similar document that has an aggregate value of $10,000 or more;

          (b) Contract, Real Estate Lease or other similar document that cannot be terminated or canceled without further liability to Seller or its Subsidiaries, the Business, the Acquired Assets or the Leased Property on the giving of no more than ninety (90) days notice;

          (c) Contract with any present or former employee or consultant, or for the employment of any Person, including any consultant, who is engaged in the conduct of the Business;

          (d) distribution, dealer, representative or sales agency agreement or other similar Contract;

          (e) Contract or commitment limiting or restraining the Business or any successor thereto from engaging or competing in any manner or in any business, nor, to Seller's Knowledge, is any employee of the Business engaged in the conduct of the Business subject to any such Contract or commitment;

          (f) license, assignment, franchise, distributorship or other similar Contract that relates in whole or in part to any software (other than readily available "off-the-shelf" software), patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or know-how or other Intellectual Property of or used by Seller or its Subsidiaries in the conduct of the Business;

          (g) Contract under which Seller or its Subsidiaries has advanced or loaned any other Person amounts in the aggregate exceeding $1,000;

          (h) Contract relating to borrowed money or other indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of Seller;

          (i) Contract relating to joint ventures or agreements involving a sharing of profits;

          (j) Contract relating to cleanup, abatement or other actions in connection with environmental liabilities;

          (k) Contract under which Seller is lessor of or permits any third Person to hold or operate any property owned or controlled by Seller;

          (l)  Contract  for  the  future   purchase  of  fixed  assets  or  the
     maintenance thereof or for the future purchase of materials, supplies or equipment in excess of Seller's normal operating requirements; and

          (m) Contract or other undertaking that, taken alone or aggregated with Contracts or other undertakings of a similar nature, is material to the condition of the Business, including, Contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers.

     Each of the Contracts, Real Estate Leases and other agreements and commitments listed on Schedule 4.18 shall be collectively referred to herein as the "Material Contracts." All Material Contracts are legal, valid, binding and enforceable in accordance with their terms, in full force and effect and binding upon the other Parties thereto. Except as set forth in Schedule 4.18, there is no breach or default in any material respect by Seller or its Subsidiaries or, to Seller's Knowledge, any other Party in the performance, observance or fulfillment of any obligations, covenants, liabilities or conditions contained in any of the Material Contracts, and no event has occurred or condition exists that with or without notice, lapse of time or the happening or occurrence of any other event would constitute a breach or default in any material respect, or permit termination, modification or acceleration, by any Party to, or bound by, the Material Contracts. Except as set forth in Schedule 4.18, Seller has not assigned, secured, pledged, transferred, conveyed, mortgaged, deeded in trust or encumbered in any way any interest in any of the Material Contracts. Except as set forth in Schedule 4.18, there are no disputes, oral agreements or forbearance programs in effect as to any Material Contract. Complete and accurate copies of all Material Contracts that are in writing (including any amendments or supplements thereto) have been delivered to Buyer by Seller and any oral Material Contract has been summarized on Schedule 4.18. Except as set forth in Schedule 4.18, no consent or approval from, or notice to, any third Party is required for transfer and assignment of the Assumed Contracts to Buyer pursuant to this Agreement. Upon assignment by Seller of the Assumed Contracts to Buyer at the Closing, each of the Assumed Contracts will vest in Buyer at the Closing.

4.19 Conduct of the Business. With respect to the Business and except as disclosed in Schedule 4.19, Seller has not (i) incurred any obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary and normal course of the business of the Business, or mortgaged, pledged or subjected to any Lien (other than Permitted Liens) any of the Acquired Assets or Leased Personal Property; (ii) failed to discharge or satisfy any Lien (other than Permitted Liens) or pay any obligation or liability (absolute or contingent), other than in the ordinary and normal course of the Business; (iii) sold, assigned, transferred, leased, exchanged or otherwise disposed of any of its properties or assets other than current assets in the ordinary and normal course of the Business; (iv) made any general wage or salary increase, increased the compensation of any employee, entered into any employment contract with any employee, or instituted any employee welfare, bonus, stock option, profit-sharing, retirement or similar plan or arrangement;
(v) suffered any damage, destruction or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition or taking of property by any government or any agency of any government, flood, windstorm, embargo, riot or Act of God or the enemy, or other similar casualty or event or otherwise, and whether or not covered by insurance adversely affecting the business of the Business or the Acquired Assets or Leased Personal Property;

(vi) canceled or compromised any debt or claim other than in the ordinary and normal course of the business of Seller; (vii) entered into any transaction, contract or commitment outside the ordinary and normal course of the Business which would have a Material Adverse Effect on the Business, except as expressly contemplated by the Transaction Documents; (viii) acquired or sold any real estate, real estate options, leaseholds, or leasehold improvements; (ix) terminated, discontinued, closed or disposed of the Facilities or any business operation; (x) suffered any adverse change in its financial condition, results of operations or cash flows or in the Business, the Acquired Assets or Leased Personal Property; (xi) made (or committed to make) any material capital expenditures in connection with operation of the Business; (xii) failed to operate the Business only in the ordinary and normal course; (xiii) failed to collect the Accounts Receivable in the ordinary and normal course of the Business consistent with past practice; (xiv) failed to pay the trade payables of the Business in the ordinary and normal course of the Business consistent with past practice; (xv) failed to pay or discharge liabilities relating to the Business as and when due and payable; (xvi) failed to keep in full force and effect insurance covering the Acquired Assets, the Leased Personal Property and the Business in adequate amounts; (xvii) entered into any contract other than in the ordinary and normal course of the Business consistent with past practice nor permitted any amendment or termination of any Contract or Real Estate Lease that is material to the Business; and (xviii) had no material adverse change in the properties, employee, customer or supplier relationships, business prospects, assets, liabilities, financial position, results of operations or cash flows, of the Business other than changes in the ordinary and normal course (none of which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect on the Business).

4.20 Litigation. Except as disclosed in Schedule 4.20, there is no litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending, or, to Seller's Knowledge, threatened against or affecting the Business, the consummation of the transactions contemplated by the Transaction Documents or the use of the Acquired Assets and/or the Leased Personal Property. Schedule
4.20 contains a brief summary of all litigation or proceedings involving, or related to, the Business or the operation thereof in the past three (3) years including, asbestos claims, worker's compensation claims or discrimination claims (including sex, age, race, national origin, handicap or veteran status discrimination claims). To Seller's Knowledge, there are no facts that, if known by a potential claimant or governmental authority, would give rise to a claim or proceeding that, if asserted or conducted with results unfavorable to such Seller, would have Material Adverse Effect on the Business, or materially and adversely affect the consummation of the transactions contemplated hereby or the use of the Acquired Assets and the Leased Personal Property by Seller or Buyer.

4.21 Insurance. Schedule 4.21 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, product liability and workers' compensation coverage and bond and surety arrangements) to which Seller is a Party and which relate to the conduct of the Business from the Facilities: (i) the name of the insurer, the name of the policy holder and the name of each covered insured; (ii) the policy number and the period of coverage and type of coverage; and (iii) a description of any retroactive premium adjustments or other loss-sharing arrangements. Schedule
4.21 contains a summary of all material claims submitted, pending or paid under such policies within the past three (3) years. With respect to each such insurance policy, (a) the policy is legal, valid, binding, enforceable in accordance with its terms and in full force and effect; (b) neither Seller nor any other Party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; (c) no Party to the policy has repudiated any provision thereof; and (d) up to the Closing Date, the policy and the insurance coverage provided by the policy will be maintained in full force and effect and will not be canceled, modified or changed without the prior written consent of Buyer.

4.22 Labor and Employment Matters. Except as set forth in Schedule 4.22, (i) to Seller's Knowledge, none of Seller's employees ("Current Employees") or group of Current Employees has any plans to terminate employment with Seller; (ii) Seller is not a Party to or bound by any collective bargaining agreement; (iii) Seller has not experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes; (iv) there are no outstanding or pending grievances, claims of unfair labor practices or other employee or collective bargaining disputes; (v) Seller has not committed any unfair labor practice;
(vi) no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to any Current Employees; and (vii) no charges of discrimination (relating to sex, age, race, national origin, handicap or veteran status) are pending before any governmental or regulatory agency or authority or any court relating to employees of Seller, nor, to Seller's Knowledge, have any such charges been threatened. Schedule 4.22 sets forth a correct and complete list (including the name, current annual salary rates and other bonus or compensation and benefits payable to such persons) of all Current Employees of Seller and any employee whose employment with Seller cannot be terminated at the will of Seller without cause and without further liability or obligation to such employee. Except with respect to Plans (as defined herein) and as set forth on Schedule 4.22, Seller is not obligated to make payments to any Employee under any written employment agreements, deferred compensation agreements, bonus arrangements or severance plans.

4.23 Employee Benefit Plans and Arrangements. Schedule 4.23 sets forth a complete and correct list of each "employee benefit plan", as such term is defined in Section 3(3) of ERISA (as hereinafter defined), and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of any employee or former employee employed or formerly employed in the operation of Seller or the beneficiaries or dependents of any such employee or former employee (such employees, former employees, beneficiaries and dependents hereinafter collectively referred to as the "Seller Employees") (collectively, the ("Plans")). With respect to each such Plan,

Seller has provided Buyer complete and correct copies of: all written Plan documents; all trust agreements, insurance contracts or other funding arrangements; the most recent actuarial reports; the three most recent Forms 5500 and all schedules thereto; the most recent IRS determination letter; current summary plan descriptions; all material communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation or the Department of Labor (including a written description of any oral communication); the most recent actuarial study of any post-employment life or medical benefits provided under such Plans, statements or other communications received by Seller regarding withdrawal or Plan liabilities, if any; and all amendments and modifications to any such document. Except as set forth in Schedule 4.23, Seller has not communicated to any Seller Employee any intention or commitment to modify any Plan or to establish or implement any other employee or retiree benefit or compensation arrangement. For each Plan intended to be qualified under Section 401(a) of the Code, Seller has received a favorable determination letter from the IRS as to its qualification under the Code. No amendment to any such Plan has been adopted since the date of such determination letter that could adversely affect such qualification or tax-exempt status. There are no operational defects or events that could adversely affect the qualification of any such Plan which have not been fully disclosed to the IRS in connection with an application for a VCR Compliance Statement or Closing Agreement with respect to the continued qualification of such Plan. No liability has been or is expected to be incurred by Seller or any Controlled Group Member (either directly or indirectly, including as a result of an indemnification obligation) under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans that could, following the Closing, become a liability of Buyer, and, to Seller's Knowledge, no event, transaction or condition has occurred or exists that could result in any such liability to Seller or, following the Closing, Buyer. Each of the Plans has been operated and administered in all respects in compliance with all applicable laws, except for any failure so to comply that, individually or together with all other such failures, has not and will not result in a material liability or obligation on the part of Seller, or, following the Closing, Buyer. There are no material pending or, to Seller's Knowledge, threatened claims by or on behalf of any of the Plans, by any Seller Employee or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits). All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately and in a timely manner with respect to each such Plan maintained by Seller. Neither Seller, nor any Controlled Group Member now has any obligation to contribute, or has had at any time in the past six (6) years an obligation to contribute to, any Plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA. No Seller Employee has elected or is being provided coverage under COBRA except as set forth in
Schedule 4.23. For purposes of this Agreement,  the following definitions apply:
(i)"COBRA" means the  Consolidated  Omnibus Budget  Reconciliation  Act of 1985;
(ii) "Controlled Group Member" means Seller and each other Person required to be aggregated with Seller under Sections 414(b), (c), (m) or (o) of the Code; and
(iii) "ERISA" means Employee Retirement Income Security Act of 1974, as amended.

4.24 Warranties. Except as disclosed in Schedule 4.24, Seller has not made any oral or written warranties with respect to the quality or absence of defects of its Products or services that Seller has sold or performed, respectively, that are in force as of the date hereof including, any warranties made or given to any customer. Except as disclosed in Schedule 4.24, there are no material claims pending or, to Seller's Knowledge, anticipated or threatened against Seller with respect to the quality of or absence of defects in such Products or services, and there have been no material claims against Seller with respect to the quality of or absence of defects in such Products or services. All warranty or product liability claims made by customers of Seller relating to services or Products provided, held or sold by Seller and satisfied by Seller in the course of Seller's conduct of the Business since December 31, 1997 are described on
Schedule 4.24. Set forth on Schedule 4.26 are correct and complete copies of all standard product warranties given by Seller to any of its customers in the sale and/or manufacture, production or assembly of the Products.

4.25 Compliance with Law. Seller and its Subsidiaries, and all tangible property included in the Acquired Assets and Leased Personal Property are, in compliance in all material respects with all applicable laws (including The Foreign Corrupt Practices Act, as amended), orders, rules, Permits, Environmental Permits, codes, rulings, decrees, regulations, ordinances and other requirements of all federal, foreign, state, county and local governmental, administrative and judicial authorities and agencies. Neither Seller nor its Subsidiaries are a Party to, bound by or materially adversely affected by any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to the Business, the Acquired Assets or the Leased Personal Property. Neither Seller nor its Subsidiaries are in violation of, or delinquent in any material respect to, any decree, order or arbitration award or law, statute, rule or regulation of or agreement with, or Permit or Environmental Permit from, any federal, foreign, state or local governmental authority (or to which the Business, the Acquired Assets or the Leased Personal Property are subject or that it, itself, is subject), arising out of, resulting from or in any way connected with the operation of the Business, including federal, foreign, state, county or local laws, statutes and regulations relating to equal employment opportunities, fair employment practices, unfair labor practices, terms of employment, occupational health and safety, wages and hours and discrimination, and zoning ordinances and building codes. Copies of all notices of violation of any of the foregoing that Seller has received since December 31, 1997 are set forth on Schedule 4.25.

4.26 Intellectual Property Matters. Schedule 4.26 sets forth all of the following that are used in, useful, necessary, incidental or pertain to or associated with the operation of the Business (collectively, "Proprietary Rights"): (i) all trademarks, service marks, trade names, trade dress and the like, including all common law marks specifically relating to the Products (collectively, together with the associated goodwill of each, "Trademarks"), together with information regarding all registrations and pending applications to register any such rights; (ii) all patents on and pending applications to patent any technology or design; (iii) all copyrights and all registrations of and applications to register copyrights; (iv) all licenses of rights in software (including all source codes with respect to such software that are available to

Seller), Trademarks, patents, copyrights and other intellectual property, whether to or by Seller; and (v) all trade secrets and inventions. Seller is the owner of the Intellectual Property, and all such Intellectual Property exists and has been maintained in good standing. No other Person claims the right to use in connection with similar or closely related goods and in the same geographic area any mark that is identical or confusingly similar to any of the Trademarks. No third party has asserted ownership rights in any of the Intellectual Property (except to the extent that such Intellectual Property has been properly licensed to or by Seller). Seller's use of the Intellectual Property does not infringe upon any right of any third party and no third party is infringing any of Seller's rights in any of the Intellectual Property. Without limitation of the foregoing, Seller has the legal right to use all copies of all computer software currently used by Seller. Seller will fully cooperate with Buyer in the assignment and transfer of all of the Intellectual Property of the Business to Buyer.

4.27 Permits. Schedule 4.27 sets forth a complete listing of all government and non-government licenses, permits, franchises, consents, non-conforming uses, variances, ordinances, approvals, authorizations, exemptions, classifications and certificates, required for the lawful conduct or operation of the Business and/or the continued lawful use, lease, occupancy and/or ownership of the Acquired Assets and the Leased Personal Property (collectively, the "Permits"). Seller owns or has full rights under all Permits. Seller is in material compliance with all Permits, all of which are in full force and effect. Except as set forth in Schedule 4.27, the consummation of the transactions contemplated hereby will not result in any revocation, cancellation or suspension of any of the Permits and, each of the Permits is freely transferable or assignable to Buyer on the Closing Date, without the consent of any third party. No actions or proceedings to revoke or modify any Permit are pending or, to Seller's Knowledge, threatened. Seller has not taken any action that, or, Knowingly failed to take any action where such failure would, materially and adversely impair or limit in any way Seller's right to operate the Business or to own the Acquired Assets or lease the Leased Personal Property. There is no basis for any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand that would have the result of challenging the legality, validity or enforceability of any of the Permits. Except as set forth in Schedule 4.27, no registration, filing, application, notice, transfer, consent, approval, order, qualification, waiver or other action of any kind (collectively, a "Filing") will be required as a result of the transactions contemplated herein (i) to avoid the loss of any Permit or the material violation, breach or termination of, or any default under, or the creation of any Lien on any Asset or Leased Personal Property pursuant to the terms of, any law, regulation, order or other requirement or any contract or agreement binding upon Seller or its Subsidiaries or to which any Asset or Leased Personal Property is subject; or (ii) to enable Buyer to continue the operation of the Business substantially as conducted prior to the Closing Date. Except as set forth in Schedule 4.27, all such Filings will be duly filed, given, obtained or taken on or prior to the Closing Date and will be materially in full force and effect as of the Closing Date.

4.28 Environmental Matters.

Except as set forth in Schedule 4.28:

          (a) No Hazardous Materials on Real Property. Seller has not engaged in or permitted any operations or activities upon, or any use or occupancy of the Facilities or any real property ever owned, operated or leased by Seller or its Subsidiaries or the Business, or any portion thereof, for the purpose of or in any way involving the treatment, storage, release, discharge, dumping or disposal of any Hazardous Materials (as hereinafter defined), under, in or about the Facilities or any real property ever owned, operated or leased by Seller or the Business or any facility to which Seller has sent any Hazardous Materials, except as in compliance with applicable Environmental Requirements (as hereinafter defined), nor are any Hazardous Materials, presently deposited, stored, or otherwise located on, under, in or about the real property upon which the Facilities is located, except as in compliance with applicable Environmental Requirements.

          (b) Compliance with Environmental Requirements. The Facilities and their existing uses and activities, including the use, maintenance and operation of the real property upon which the Facilities are located, and all activities and conduct of the Business, comply in all material respects with all Environmental Requirements and all use, maintenance and operation of any other real property previously owned, occupied or used by the Business, and all activities and conduct of the Business thereon, complied in all material respects with all Environmental Requirements.

          (c) No Notice of Violation or Litigation. Seller has received no (i) notice or other communication concerning any alleged material violation of Environmental Requirements; or (ii) no notice or other communication concerning alleged material liability related to the environmental condition of the Facilities or any real property ever owned, operated or leased by Seller, its Subsidiaries or the Business, and there exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, claim, proceeding, citation, directive, summons or investigation, pending or threatened, relating to the ownership, use, maintenance or operation of the Facilities or any real property ever owned, operated or leased by Seller, its Subsidiaries or the Business, by any Person, or from alleged material violation of Environmental Requirements, or from the suspected presence of material quantities of Hazardous Material on the real property or any real property ever owned, operated or leased by Seller, its Subsidiaries or the Business, upon which the Facilities or any real property ever owned, operated or leased by Seller or its Subsidiaries or the Business, is located, nor does there exist any basis for such lawsuit, claim, proceeding, citation, directive, summons or investigation being instituted or filed.

          (d) Environmental Definitions.

     "Hazardous Materials" means any substance: (i) the presence of which requires investigation or remediation under any federal, foreign, state or local statute, regulation, ordinance, order, action, policy or common law;
     (ii) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.); (iii) the presence of which on the Facilities causes or threatens to cause a nuisance upon the Facilities or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the real property upon which the Facilities is located; or (iv) without limitation, which contains petroleum, including crude oil or any fraction thereof.

     "Environmental  Requirements"  means  all  applicable  present  and  future foreign, domestic, federal, state or local statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and all regulatory decrees, administrative interpretation, directives, decrees, orders, judicial or administrative precedent, standards, official interpretation, awards, permits, licenses or published policies or guidance, and judgments, in effect at any time prior to the Closing Date and pertaining to Hazardous Materials, toxic torts, occupational health and safety, or the environment, including, without limitation, the following federal statutes: the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Clean Air Act, the Water Pollution Control Act, the Safe Drinking Water Act, and the Toxic Substances Control Act.

4.29 Reports. Except as set forth on Schedule 4.29, Seller and its Subsidiaries have timely filed all reports, registrations and statements required to be filed with any governmental authority, and has paid all fees and assessments due and payable in connection therewith.

4.30 Affiliate and Certain Other Transactions. Schedule 4.30 describes all Contracts and Real Estate Leases between Seller and any of Seller's Affiliates, and between Seller and any officer, director, employee or shareholder of Seller, and sets forth the material terms thereof. Except as set forth in Schedule 4.30, no director, officer, stockholder or, to Seller's knowledge, employee of Seller is (or is a director, officer, stockholder, employee, representative or stockholder, excluding a less than 1% stockholder of a publicly held corporation, of) any competitor, supplier, customer or lessor or lessee of Seller.

4.31 Certain Indebtedness. Except as set forth on Schedule 4.31, Seller is not indebted to any officer, director, stockholder or employee of Seller or its Subsidiaries, except for amounts due as normal salaries, wages, benefits or reimbursement of ordinary business expenses. No officer, director, stockholder or employee of Seller or its Subsidiaries is now, or on the Closing Date will be, indebted to Seller or its Subsidiaries, except for ordinary business expense advances due from employees of Seller.

4.32 Undisclosed Liabilities. Neither Seller nor any of its Subsidiaries has liabilities, obligations or commitments of any nature (whether absolute, accrued, contingent or otherwise and whether matured or unmatured), including Tax liabilities due or to become due, except (a) liabilities which are reflected and reserved against on the Balance Sheet which have not been paid or discharged since the date thereof; (b) accounts payable and accrued expenses incurred in the ordinary course of the Business consistent with past practice which have not caused the level of Seller's accounts payable or accrued expenses to increase materially from the amounts reflected on the Balance Sheet; (c) liabilities arising in the ordinary course of business consistent with past practice under Contracts or Real Estate Leases (other than any liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement or violation of law); and (d) as set forth on Schedule 4.32.

4.33 Certain Payments. Neither Seller nor any Subsidiary nor any of their respective directors, officers, agents or employees, nor any other Person associated with or acting for or on behalf of Seller or any Subsidiary, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Seller or any Subsidiary, or
(iv) in violation of any applicable law, including the Foreign Corrupt Practices Act, as amended; or (b) established or maintained any fund or asset that has not been recorded in the books and records of Seller. The internal accounting controls of Seller and its Subsidiaries are adequate to detect any of the foregoing.

4.34 Disclosure. No representation or warranty by Seller contained in this Agreement (including the Disclosure Schedule and the exhibits referred to herein) or any Transaction Document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein, when considered in light of the circumstances under which they were made, not misleading.

4.35 Private Placement of Securities Not Registered under Securities Law. Seller and Selling Shareholder understand and acknowledge that with respect to the Buyer Preferred Stock and the NewMarket Preferred Stock which will be issued as part of the Purchase Price hereunder (i) that neither the U.S. Securities and Exchange Commission (the "Commission") or the securities regulatory authority of any state, nor any other regulatory or self-regulatory authority or body, has passed upon the value of the aforementioned Preferred Stock, made any recommendation as to their purchase, approved or disapproved this offering or passed upon the adequacy or accuracy of this Agreement; and (ii) that the aforementioned Preferred Stock (a) has not been registered under the Securities Act of 1933 (the "Securities Act") or under the securities laws of any state or foreign jurisdiction and may not be sold or transferred without compliance with applicable federal, state or foreign securities laws; (b) has not been registered or qualified for offer or sale under the Securities Act or the securities laws of any state or any other jurisdiction; (c) is being offered and sold by way of a "private placement" exempt from the registration requirements of the Securities Act and applicable state securities laws pursuant to Rule 506 of Regulation D thereof and comparable state law exemptions; (d) may not be transferred, except in transactions that are exempt from, or not subject to, the registration requirements of the Securities Act and other applicable securities laws; and (e) will not be listed on any securities market or exchange, and no public or liquid market for the aforementioned Preferred Stock otherwise exists or is likely to develop.

                                   ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF BUYER AND NEWMARKET

     Buyer and NewMarket represent and warrant to Seller and the Shareholder as follows:

5.1 Corporate Existence. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own its properties and assets and to conduct its business as now conducted or proposed to be conducted.

5.2 Corporate Authorization; Enforceability. Buyer has the full power and authority to enter into and perform the Transaction Documents to which it is a Party and to consummate the transactions contemplated therein in accordance with their respective terms. Buyer has taken all necessary corporate and stockholder actions to authorize and approve the execution, delivery and performance of the Transaction Documents to which it is a Party and the transactions contemplated thereby and the Transaction Documents constitute (or will constitute when executed) a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms.

5.3 No Conflict. Compliance with the terms and conditions hereof will not (i) violate or conflict with any provision of any Buyer's charter documents or any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restrictions of any government, governmental agency or court to which such Buyer is subject or (ii) result in the breach or termination of any provision of, result in the acceleration of, create in any Party the right to accelerate, terminate, modify or cancel, require any notice under or constitute a breach or default under any note, bond, indenture, lease, contract, agreement or other instrument, or obligation to which such Buyer is a Party or by which any of the properties or assets of Buyer may be subject, bound or affected, except in each case where such violation, regulation or breach would not have a Material Adverse Effect on Buyer. Buyer is not a Party to any agreement or contract or subject to any other legal restriction that would prevent or restrict the complete fulfillment by Buyer of all of the terms and conditions of the Transaction Documents to which it is a Party or compliance with any of its obligations under the Transaction Documents.

5.4 Required Consents. Except as may be required pursuant to the HSR Act, no consents or approvals of any third party or public body or authority and no consents or waivers from any other Parties to leases, licenses, franchises, permits, indentures, contracts, agreements or other instruments or documents are required for the lawful consummation by Buyer of the transactions contemplated by the Transaction Documents to which it is a Party.

5.5 Broker's Fees. Buyer has not dealt with any Person who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the Parties to each other.

5.6 Financial Statements. The Financial Statements of NewMarket, as filed with the Securities and Exchange Commission, are in accordance with its books and records and fairly present the financial position of NewMarket and its Subsidiaries, as the case may be, as of the dates thereof, and the results of operations and cash flows and changes in shareholders' equity of NewMarket or its Subsidiaries, as the case may be, for the fiscal period or as of the respective dates thereof.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

6.1 Public Announcements. Except as otherwise required by applicable law or the requirements of any regulatory authority, no Party shall, or shall permit any of their respective Affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement or any other Transaction Document, without the prior consent of the other Party, which consent shall not be unreasonably withheld.

6.2 Bulk Transfer Laws. The Parties agree to waive compliance with the requirements of any applicable bulk sales law provisions of the UCC of the jurisdictions in which the Acquired Assets are situated or which may otherwise be applicable to the transactions contemplated hereby; provided, however, that Seller shall be liable for and shall pay and discharge any amount (including Taxes) owed under or as a result of such laws, whether as a result of waiving such compliance or otherwise.

6.3 Consents to Assignment; Release of Liens. In the event that consents, approvals as effective waivers have not been obtained prior to Closing, Seller shall use its commercially reasonable efforts after Closing to obtain the consents or approvals (or effective waivers thereof) of assignment from those Persons whose consents or approvals are required for the assignment of Seller's rights under Assumed Liabilities or otherwise specified in this Agreement or the Disclosure Schedules.

6.4 Third Party Consents. After Closing, to the extent that Seller's rights under any Acquired Asset to be assigned to Buyer under this Agreement may not be assigned without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller shall use commercially reasonable efforts to obtain any such required consent as soon as reasonably possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights under the Acquired Asset in question so that Buyer would not in effect acquire the benefit of substantially all such rights, Seller, to the maximum extent permitted by law and the Acquired Asset, shall, if Buyer so requests, cooperate with Buyer in any reasonable arrangement designed to provide such benefits thereunder to Buyer.

6.5 Further Assurances. Seller, from time to time after the Closing, at Buyer's request, will execute, acknowledge and deliver to Buyer such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Buyer may reasonably require in order to vest more effectively in Buyer, or to put Buyer more fully in possession of, any of the Acquired Assets, or to better enable Buyer to complete, perform or discharge any of the Assumed Liabilities at the Closing. Each of the Parties will cooperate with the other and execute and deliver to the other Parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other Party as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

6.6 Additional Financial Statements. After Closing, as soon as reasonably practicable after they become available, Seller shall furnish to Buyer the balance sheets and statements of operations and cash flows of the Business, for all interim periods prior to the date of Closing. Such interim financial statements will be prepared in conformity with GAAP.

6.7 Tax Matters.

          (a) Seller shall be responsible for the preparation and filing of all Tax Returns for all activities of the Business for all periods ending on or before the Closing Date. Seller will make all payments required with respect to any such Tax Return; provided, however, that Buyer will reimburse Seller to the extent any payment Seller is making relates to the operations of the Business for any period beginning after the Closing Date.

          (b) Buyer will be responsible for the preparation and filing of all Tax Returns for all activities of the Business for all periods beginning on or after the Closing Date and for the period described in subsection (c) below. Buyer will make all payments required with respect to any such Tax Return; provided, however, that Seller will reimburse Buyer to the extent any payment Buyer is making relates to the operations of the Business for any period ending on or before the Closing Date.

          (c) In the case of any real or personal property or other ad valorem Tax imposed on the Acquired Assets for a tax period that includes, but does not end on, the Closing Date, the portion of such Tax related to the portion of such tax period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire tax period multiplied by a fraction, the numerator of which is the number of days in the tax period ending on the Closing Date and the denominator of which is the number of days in the entire tax period. Seller shall be responsible for any such Tax relating to the portion of such tax period ending on the Closing Date, and Buyer shall be responsible for any such Tax relating to the portion of such Tax period beginning after the Closing Date.

6.8 Collections. From and after the Closing, Seller shall promptly pay, transfer, and deliver to Buyer all payments or property that Seller shall receive (which payments and property shall be held in trust by Seller for Buyer) that constitute a part of the Acquired Assets, including any payment received under any Assumed Contract or Account Receivable.

6.9 Tax Clearances. Seller, at Seller's expense, shall obtain, as of the earlier of the Closing Date or the date of transfer of any tangible property to Buyer, all state sales and personal property tax clearances or similar clearances (and any foreign equivalents) requested by Buyer.

6.10 Confidentiality.

          (a) Non-Disclosure by Seller and Shareholder. Seller and the Shareholder shall, and they shall cause their respective officers, directors, employees, agents, Affiliates and representatives (collectively, "Related Persons") to, treat any data and other Confidential Information (as defined below) received with respect to the Buyer Group (as defined in
     Section 9.1), or from any books or records of the Buyer Group in connection with the Transaction Documents, strictly confidential, and will not disclose any such Confidential Information to third Persons or use such Confidential Information. "Confidential Information" means all confidential information, including proprietary information, technical information, customer information, pricing information, marketing information and personnel information relating to the Buyer Group or Seller Group (as defined in Section 9.2), as the case may be, and their respective customers, products and services.

          (b) Non-Disclosure by Buyer. Prior to the Closing, Buyer shall, and it shall cause its Related Persons to, treat any data and other Confidential Information, received with respect to Seller Group, or from any books or records of Seller Group in connection with the Transaction Documents, strictly confidential and will not disclose any such Confidential Information to third Persons or use such Confidential Information, except as required in connection with the transactions contemplated by the Transaction Documents.

6.11 Change of Name by Seller. Immediately after Closing, Shareholder and Seller shall cause Seller to change its name from "Corsa Network Technologies, Inc." It is understood and agreed by Seller that (i) Buyer shall acquire hereunder all right, title and interest in said name; (ii) Buyer intends to use said name in operating the Business after Closing; (iii) that Seller shall therefore, at Closing, tender the requisite documentation indicating its new corporate name and sufficient to effect a change of name by Seller to such new name; (iv) Buyer, in its sole discretion, shall, prior to Closing, approve said new name; and (v) Seller shall file said documentation immediately after Closing in order to effect the change of name contemplated hereunder and shall thereafter provide proof of such change of name by sending to Buyer a copy of such documentation, duly filed and recorded with the appropriate government agency, promptly upon said filing and recording thereof.

6.12 Employment Agreements. The Buyer shall use its best efforts to enter into employment agreements with the Shareholder, Paykar Chamani and James Volpe, substantially in the forms attached as Exhibits 6.12(i), (ii) and (iii), within 30 days from the Closing Date.

 6.13 Non-Competition Agreements. The Seller shall use its best efforts to cause each of the Shareholder, Paykar Chamani and James Volpe to enter into a Proprietary Rights, Non Compete, and Confidentiality Agreement in favor of the Buyer, substantially in the form attached as Exhibit 6.13, within 30 days from the Closing Date.

                                  ARTICLE VII

                                DELIVERIES AT THE
                        CLOSING BY SELLER AND SHAREHOLDER

     At the Closing, upon execution and delivery of this Agreement by Buyer, Seller and the Shareholder shall deliver to Buyer the following:

7.1 Bill of Sale and Assignment. An executed Bill of Sale and Assignment from Seller in favor of Buyer, dated the date hereof, in a form reasonably acceptable to Buyer.

7.2 Instruments of Transfer. Such other bills of sale, deeds, endorsements, consents, estoppel certificates, and instruments of transfer or assignment as shall be reasonably requested by Buyer to confirm and vest in Buyer good, valid, complete, effective, rightful, indefeasible and marketable fee simple title to the Acquired Assets, free and clear of all Liens except the Permitted Liens, and the right to assume and perform the Assumed Liabilities.

7.3 Third Party Consents. To the extent that Seller's rights under any agreement, contract, commitment, lease, authorization or other Asset to be assigned to Buyer hereunder may not be assigned without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller shall use commercially reasonable efforts to obtain any such required consent as soon as reasonably practicable. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights under the Asset in question so that Buyer would not in effect acquire the benefit of substantially all such rights, Seller, to the maximum extent permitted by law and the Asset, shall, if Buyer so requests, cooperate with Buyer in any reasonable arrangement designed to provide such benefits thereunder to Buyer. Nothing in this Section 7.3 shall be deemed a waiver by Buyer of its right to have received on or before the Closing an effective assignment of all of the Acquired Assets.

7.4 Change of Name. In a form suitable for recording and filing, change-of-name documentation, sufficient to effect the change of name of Seller to a name different than "Corsa Network Technologies, Inc."; said new name to be acceptable to Buyer in its sole discretion, all in accordance with Section 6.11 hereof.

7.5 Other Documents. Such other documents, instruments or assignments as shall be reasonably requested by Buyer and its counsel or required to be delivered by Seller pursuant to this Agreement or in any other instrument or document delivered by any of the Parties hereto pursuant to this Agreement (the "Ancillary Agreements").


                                  ARTICLE VIII

                       DELIVERIES AT THE CLOSING BY BUYER

     At the Closing, upon execution and delivery of this Agreement by Seller, Buyer shall deliver to Seller the following:

8.1 The Purchase Price. The Purchase Price as required by Section 3.2.

8.2 Assumption Agreement. An executed Assumption Agreement from Buyer in favor of Seller, dated the date hereof, in a form reasonably acceptable to Seller.

8.3 Other Documents. Such other documents, instruments or assignments as shall be reasonably requested by Seller or its counsel or required to be delivered by Buyer pursuant to this Agreement or the Ancillary Agreements.


                                   ARTICLE IX

                                 INDEMNIFICATION

9.1 Indemnification by Seller and Shareholder. From and after the Closing, Seller and Shareholder jointly and severally, shall indemnify, defend and hold harmless Buyer and Buyer's Affiliates and their respective employees, officers, directors, stockholders and agents (collectively, "Buyer Group") from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including reasonable attorney's and accountant's fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand) (collectively, "Losses"), of any kind or character arising out of or in any manner incident, relating or attributable to (i) the inaccuracy in any representation or breach of any warranty of Seller or the Shareholder contained in any Transaction Document; (ii) any failure by Seller or the Shareholder to perform or observe any covenant, agreement or condition to be performed or observed by any of them under any Transaction Document; (iii) any third-party claim that Seller's use of the Intellectual Property infringed upon any right of any such third party; (iv) except for the Assumed Liabilities, any liabilities, obligations, debts, contracts or other commitments of any kind or nature whatsoever, whether known or unknown and whether accrued, fixed, absolute, conditional, determined, determinable or otherwise, of Seller existing on the Closing Date or arising out of, or resulting from, any transaction entered into, or any state of facts existing, prior to or at the Closing Date which are imposed on Buyer as result of the transactions contemplated in this Agreement or any other Transaction Document; (v) any litigation or other proceeding disclosed on Schedule 4.20; or (vi) any Excluded Liability. Provided that they have not provided Buyer with an Objection Notice (as defined herein), Seller and Shareholder, jointly and severally, shall reimburse Buyer for any payment made by Buyer Group at any time after the Closing in respect of any Losses to which the foregoing indemnity relates after the expiration of thirty
(30) days from the date of receipt by Seller of written demand for payment thereof by Buyer specifying in reasonable detail and with supporting documentation the nature and amount of such claim for Losses (a "Claim Notice"). If the indemnifying Party objects to the matters contained in the Claim Notice, such Party shall advise the other Party seeking indemnification of such objection in writing (an "Objection Notice") prior to the expiration of the thirty (30) day period after the indemnifying Party's receipt of the Claim Notice. The Objection Notice shall state in reasonable detail the indemnifying Party's reasons for objecting to the matters contained in the Claim Notice.

9.2 Indemnity by Buyer. From and after the Closing, Buyer shall indemnify, defend and hold harmless Seller employees, officers, directors, stockholders and agents (collectively, the "Seller Group") from, against and with respect to any

Losses, of any kind or character arising out of or in any manner incident, relating or attributable to (i) the inaccuracy in any representation or breach of warranty of Buyer contained in any Transaction Document; or (ii) any failure by any Buyer to perform or observe any covenant, agreement or condition to be performed or observed by it under any Transaction Document. Provided that Buyer has not provided Seller with an Objection Notice, Buyer shall reimburse Seller for any payment made by Seller Group at any time after the Closing in respect of any Losses to which the foregoing indemnity relates after the expiration of thirty (30) days from the date of receipt by Buyer of the Claim Notice from Seller. If the indemnifying Party objects to the matters contained in the Claim Notice, such Party shall advise the other Party seeking indemnification of such objection in writing an Objection Notice prior to the expiration of the thirty
(30) day period after the indemnifying Party's receipt of the Claim Notice. The Objection Notice shall state in reasonable detail the indemnifying Party's reasons for objecting to the matters contained in the Claim Notice.

9.3 Survival. All representations and warranties of each of the Parties set forth in the Transaction Documents shall survive the transactions contemplated herein and shall remain operative and in full force and effect, regardless of any investigations at any time made by or on behalf of any Party hereto, for a period of three years after the Closing Date. Any claim pending on the expiration date of any applicable survival period for which a Claim Notice has been given in accordance with this Article IX on or before such expiration date may continue to be asserted and indemnified against until finally resolved. All other covenants and agreements contained in this Agreement will survive the Closing in accordance with their terms If the Parties cannot mutually settle their dispute within ten (10) days after receipt of an Objection Notice, then they shall be free to pursue any remedy available to them under this Agreement.

9.4 Limitation on Indemnification Obligation.  Notwithstanding the provisions of
Section 9.1(i) to the contrary, the aggregate amount of any payments that shall be payable by Seller and Shareholder as a result of any claims for indemnification made by any of Buyer Group pursuant to the terms of Section 9.1(i) shall be limited to the Purchase Price (the "General Maximum Limitation").

9.5 Third Party Claims. Subject to the provisions of Article IX hereof, if any Party asserts a claim for Losses pursuant to this Article IX as a result of a claim made by any third party (a "Third-Party Claim"), the indemnifying Party shall have the right to elect to join in the defense, settlement, adjustment or compromise of any such Third-Party Claim, and to employ counsel to assist such indemnifying Party in connection with the handling of such claim, at the sole expense of the indemnifying Party, and no such claim shall be settled, adjusted or compromised, or the defense thereof terminated, without the prior consent of the indemnifying Party unless and until the indemnifying Party shall have failed after the lapse of a reasonable period of time, but in no event more than thirty
(30) days after written notice to it of the Third-Party Claim, to join in the defense, settlement, adjustment or compromise of the same. An indemnified Party's failure to give timely notice or to furnish the indemnifying Party with any relevant data and documents in connection with any Third-Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification by such Party, except and only to the extent that such failure shall result in any material prejudice to the indemnifying Party. If so desired by any indemnifying Party, such Party may elect, at such Party's sole expense, to assume control of the defense, settlement, adjustment or compromise of any Third-Party Claim, with counsel reasonably acceptable to the indemnified Party, insofar as such claim relates to the liability of the indemnifying Party, provided that such indemnifying Party shall obtain the consent of all indemnified Parties before entering into any settlement, adjustment or compromise of such claims or ceasing to defend against such claims, if as a result thereof, or pursuant thereto, there would be imposed on an indemnified Parties any material liability or obligation not covered by the indemnity obligations of the indemnifying Parties under this Agreement (including, without limitation, any injunctive relief or other remedy). In connection with any Third-Party Claim, the indemnified Party, or the indemnifying Party, if it has assumed the defense of such claim pursuant to the preceding sentence, shall diligently pursue the defense of such Third-Party Claim.


                                   ARTICLE X

                                  MISCELLANEOUS

10.1 Expenses. Except as otherwise herein provided, each of the Parties shall pay its respective costs and expenses incurred or to be incurred by it in connection with the negotiations respecting any of the Transaction Documents and the transactions contemplated thereof, including preparation of documents, obtaining any necessary regulatory approvals and the consummation of the other transactions contemplated in the Transaction Documents.

10.2 Entire Agreement. The Transaction Documents contain the entire agreement between the Parties hereto with respect to the transactions contemplated herein and supersedes all other prior agreements, understandings and letters related hereto.

10.3 Assignment. This Agreement may not be assigned prior to the Closing by any Party without the prior written consent of the other Party; provided, however, that Buyer may assign all or part of its rights or obligations hereunder to one or more direct or indirect subsidiaries of Buyer; provided further, that any such assignment will not relieve Buyer of any of its obligations hereunder. 10.4 Waiver. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

10.5 Notices. Any notice or other communications required or permitted by this Agreement and any other Transaction Documents shall be in writing and shall be deemed to have been duly given (i) on the date sent, if delivered personally, by e-mail or by confirmed telecopy and (ii) on the next business day, if mailed by reputable overnight courier (postage pre-paid), to the Parties at the following addresses (or at such other address for Party as shall be specified by like notice, which notice will be effective only upon receipt):

     (a) if to Seller or the Shareholder:
                         c/o Aubrey Brown
                         Corsa Network Technologies, Inc. (or Successor thereto) 307 Orchard City Drive, Suite 105
                         Campbell, CA  95008

     (b) if to Buyer:
                         IPGlobal Voice, Inc. (d/b/a Xiptel)
                         Pier One - Bay Three
                         San Francisco, CA 94111
                         E-Mail: pgeddis@xiptel.com

     with a required copy to:
                         Philip Verges
                         NewMarket Technology, Inc.
                         14860 Montfort Drive, Suite 210
                         Dallas, TX 75248
                         E-Mail:  Philip@newmarkettechnology.com

10.6 Amendment. This Agreement may be amended or supplemented by the Parties. The Parties shall make such technical changes to this Agreement, not inconsistent with the purposes hereof, as may be required to effect or facilitate any governmental approval or acceptance of this Agreement or of this Agreement or to effect or facilitate any filing or recording required for the consummation of any of the transactions contemplated hereby. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

10.7 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

10.8 Binding Effect; No Third Parties. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the Parties and their respective successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

10.9 Invalidity. In the event that any one or more of the provisions contained in this Agreement or the other Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or the other Transaction Documents.

10.10 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. The Agreement may be executed and delivered by facsimile transmissions, and a facsimile signature of any Party shall be effective as an original signature.

10.11 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Transaction Documents shall be construed as if drafted jointly by the Parties and no presumptions or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement or the other Transaction Documents.

10.12 Cumulative Remedies. All rights and remedies of either Party are cumulative of each other and of every other right or remedy such Party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies. In addition to any other remedies, the Parties acknowledge that the other Party shall be entitled to enforce its rights under
Section 6.10 (confidentiality), specifically for any breach or threatened breach of any provisions of Section 6.10, without the necessity of posting bond or other security. The prevailing Party in any litigation or proceeding in connection with this Agreement shall be entitled to recover its costs and expenses, including reasonable attorneys' fees and auditors' fees.





                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties have duly executed this Asset Purchase Agreement as of the date first written above.




IP GLOBAL VOICE, INC. (D/B/A XIPTEL)    CORSA NETWORK TECHNOLOGIES, INC.

By: /s/Peter Geddis                        By:
   ---------------------------------          ---------------------------------

Name: Peter Geddis                       Name:
   ---------------------------------          ---------------------------------

Title:  President & CEO                 Title:
   ---------------------------------          ---------------------------------



ATTEST:                                 ATTEST:

By:                                     By:
   ---------------------------------          ---------------------------------
                      Secretary                  Secretary

NEWMARKET TECHNOLOGY, INC.                                   SHAREHOLDER

By: /s/Philip Verges
   ---------------------------------
                                                             Aubrey Brown
Name:Philip Verges
   ---------------------------------
Title: President & CEO
   ---------------------------------


ATTEST:

By:
   ---------------------------------
         Secretary


COUNTY OF [____________]

STATE OF CALIFORNIA


     I, , Notary Public, hereby certify that AUBREY BROWN, personally known to me to be the same person whose name is signed to the foregoing Asset Purchase Agreement, appeared before me this day in person and acknowledged that he signed the foregoing instrument as his free and voluntary act, for the uses and purposes therein set forth.

     Given under my hand and  official  seal on this day of ___________  , 2005.
________________________________________


                         ------------------------------------
                         Notary Public
                         My commission expires: _______________

E-18
CH02/ 22387112.6

                                  EXHIBIT INDEX

Form of:                                                           Number
-------                                                            ------

Employment Agreements

     Aubrey Brown                                                    6.12(i)
     Paykar Chamani                                                  6.12(ii)
     James Volpe                                                     6.12(iii)

Proprietary Rights, Non-Compete, and                                 6.13
     Confidentiality Agreement

Exhibit 6.12(i)
Form of Employment Agreement


________ __, 2005

Mr. Aubrey Brown
Corsa Network Technologies, Inc.
307 Orchard City Drive, Suite 105
Campbell, CA 95008

Dear Aubrey:

     We are pleased to offer you the position of _______title TBD________ with Corsa Network Technologies, a division of IP Global Voice, Inc. dba Xiptel ("XIPTEL"). This letter agreement (the "Agreement") sets forth the basic terms and conditions of your employment. Your effective date of hire (the "Hire Date") by XIPTEL is _______ __, 2005. By signing this letter, you will be agreeing to these terms.

     1._______Salary, Bonuses. You will be paid an annual base salary of $150,000 (payable in accordance with XIPTEL's usual payroll practices), which covers all hours worked. Generally, your salary will be reviewed annually, but XIPTEL reserves the right to change your compensation from time to time on reasonable notice; however, for the first year of employment no change will be made without mutual consent and approval. You will be paid a bonus of $100,000, which will be paid at a rate of $25,000 at the end of each calendar quarter for the first year of employment. The bonus payments will be guaranteed. The performance basis for bonus payments will be mutually agreed upon and be established within four (4) weeks following the effective date of employment. Bonus payments will only be earned and paid while employed by XIPTEL, and will not be paid or owed after the date you separate from the company for any reason, subject to item #6 below.

     2._______Duties. Your duties, responsibilities and authority shall be appropriate to your position and assigned to you by the President of XIPTEL or the President's designee. Throughout the term of your employment, you will devote such business time and energies to the business and affairs of XIPTEL as needed to carry out your duties and responsibilities, subject to the overall supervision and direction of the President of XIPTEL or any other employee as assigned by the President.

     3._______Proprietary Information Agreement. You will be required to sign XIPTEL's standard Proprietary Information and Inventions Agreement, which may be incorporated into this Agreement by reference (Exhibit A), unless you have already signed a copy of the Agreement. You are required to immediately notify XIPTEL (through an appropriate officer or other employee of XIPTEL) regarding any product, improvement or process which you shall discover, make, invent, conceive, develop or design, solely or jointly with others, relating to any product, equipment or process which is applicable to the subject matter of XIPTEL's business, or which may be directly or indirectly utilized in connection therewith, irrespective of whether or not said product, improvement or process was discovered, made, invented, conceived, developed or designed on your time or at the expense of XIPTEL.

     4._______Immigration Documentation. Please be advised that your employment is contingent on your ability to prove your identity and authorization to work in the U.S. for XIPTEL. You must comply with the Immigration and Naturalization Service's employment verification requirements.

     5._______Employee Benefits. You will be eligible for paid vacation, holidays, health benefits and other employee benefits, in accordance with XIPTEL's employee policies as developed, adopted and modified from time to time, which currently includes two (2) weeks of paid time off per year.

     6._______At-Will Employment. Your employment with the Company is "at-will." In other words, either you or XIPTEL can terminate your employment at any time for any reason, with or without cause and with or without notice, and without thereby incurring any liability under this Agreement or otherwise, except that during the first year of employment, if your employment is terminated by XIPTEL, XIPTEL will be required to pay for the remaining (unpaid) balance of the first year salary plus bonus. If termination of employment is initiated by you, XIPTEL will have no such liability and no money will be due to be paid to you, including the bonus amount referenced in item #1, above. This term of employment is not subject to change or modification of any kind except if in writing and signed by you and the President of XIPTEL. XIPTEL reserves the right to outsource payroll, benefit administration, and/or use the services of a PEO (Professional Employer Organization), however, the company does not have the obligation to utilize a PEO.

     7._______Withholding. Anything to the contrary notwithstanding, all payments made by XIPTEL hereunder to you or your estate or beneficiaries will be subject to tax withholding pursuant to any applicable laws or regulations. In lieu of withholding, XIPTEL may, in its sole discretion, accept other provision for payment of taxes as allowed by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

     8._______Dispute Resolution Procedure. You and XIPTEL (the "Parties") agree that any dispute arising out of or related to the employment relationship between them, including the termination of that relationship and any allegations of unfair or discriminatory treatment arising under state or federal law or otherwise, shall be tried and litigated exclusively in the State courts located in the County of San Francisco, California or the United States Federal courts for the Northern District of California. The aforementioned choice of venue is intended by the Parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the Parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each Party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts specified above in this paragraph shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement.

     9._______Attorneys' Fees. If either Party to this Agreement shall bring any action, suit, counterclaim, appeal, arbitration, or mediation for any relief against the other, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the losing Party shall pay to the prevailing Party a reasonable sum for attorneys' fees and costs, including consulting and witness fees and expert fees incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "Decision") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such Action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision. The court or arbitrator may fix the amount of reasonable attorneys' fees and costs on the request of either Party.

     10.______Integrated Agreement. Please note that this Agreement supersedes any prior agreements, representations or promises of any kind, whether written, oral, express or implied between you and XIPTEL with respect to the subject matters herein. It and any agreements incorporated by reference constitute the full, complete and exclusive agreement between you and XIPTEL with respect to the subject matters in this Agreement.

     11.______Miscellaneous. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to by you and the President of XIPTEL in writing. No waiver by you or by XIPTEL of the breach of any condition or provision of this Agreement will be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time. In the event any portion of this Agreement is determined to be invalid or unenforceable for any reason, the remaining portions shall be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law. All matters relating to the interpretation or enforcement of this Agreement shall be governed by California law, without regard to its choice of law provisions.

     We hope that you will join us. This offer is valid for five (5) days from the date of this letter. To facilitate matters, we would appreciate if you would indicate your acceptance of this offer by signing below and returning a copy to us. The other copy is for your records. If there are any questions related to this letter, please do not hesitate to speak to me.


Sincerely,



---------------------------
Peter Geddis
President & CEO
IP Global Voice, Inc., dba XIPTEL


I agree to the terms of employment set forth in this Agreement.

Signature: ________________________________

Printed Name: ____________________________

Date: ___________________________________

Exhibit 6.12(ii)
Form of Employment Agreement


_______ __, 2005

Mr. Paykar Chamani
Corsa Network Technologies, Inc.
307 Orchard City Drive, Suite 105
Campbell, CA 95008

Dear Paykar:

     We are pleased to offer you the position of Chief Technical Officer (CTO) of Corsa Network Technologies, a division of IP Global Voice, Inc. dba Xiptel ("XIPTEL"). This letter agreement (the "Agreement") sets forth the basic terms and conditions of your employment. Your effective date of hire (the "Hire Date") by XIPTEL is ______ __, 2005. By signing this letter, you will be agreeing to these terms.

     1._______Salary, Bonuses. You will be paid an annual base salary of $116,000 (payable in accordance with XIPTEL's usual payroll practices), which covers all hours worked. Generally, your salary will be reviewed annually, but XIPTEL reserves the right to change your compensation from time to time on reasonable notice; however, for the first year of employment no change will be made without mutual consent and approval. You will be eligible to be paid an incentive bonus of $20,000 at targeted performance, which will be paid at the end of each calendar quarter for the first year of employment. The revenue target, gross margin goals, and performance basis for bonus payments is defined in Attachment ___ of this Agreement. Incentive bonus payments will only be earned and paid while employed by XIPTEL, and will not be paid or owed after the date you separate from the company for any reason, subject to item #7 below.

     2._______Stock Options. Subject to approval by the Board, you will be provided with an option to buy: 125,000 shares of IPGV's Common Stock under IPGV's 2004 Stock Incentive Plan. The option shall vest at a rate of 25% of the total (31,250) after your first 120 days of employment, and then 1/36th of the balance of the total (93,750) option shares per month for 36 months. Option vesting will accelerate based on company performance per the following schedule:

     o    ________Your options will have a strike price of $____ per share.

     o You may be eligible for additional option grants as may be approved by XIPTEL's Board of Directors from time to time, based on individual and company performance.

     3. Duties. Your duties, responsibilities and authority shall be appropriate to your position and assigned to you by the President of XIPTEL or the President's designee. Throughout the term of your employment, you will devote such business time and energies to the business and affairs of Corsa Network Technologies as needed to carry out your duties and responsibilities, subject to the overall supervision and direction of the President of XIPTEL or any other employee as assigned by the President.

     4. Proprietary Information Agreement. You will be required to sign XIPTEL's standard Proprietary Information and Inventions Agreement, which may be incorporated into this Agreement by reference (Exhibit ), unless you have already signed a copy of the Agreement. You are required to immediately notify XIPTEL (through an appropriate officer or other employee of XIPTEL) regarding any product, improvement or process which you shall discover, make, invent, conceive, develop or design, solely or jointly with others, relating to any product, equipment or process which is applicable to the subject matter of XIPTEL's business, or which may be directly or indirectly utilized in connection therewith, irrespective of whether or not said product, improvement or process was discovered, made, invented, conceived, developed or designed on your time or at the expense of XIPTEL.

     5. Immigration Documentation. Please be advised that your employment is contingent on your ability to prove your identity and authorization to work in the U.S. for XIPTEL. You must comply with the Immigration and Naturalization Service's employment verification requirements.

     6. Employee Benefits. You will be eligible for paid vacation, holidays, health benefits and other employee benefits, in accordance with XIPTEL's employee policies as developed, adopted and modified from time to time, which currently includes two (2) weeks of paid time off per year.

     7. At-Will Employment. Your employment with XIPTEL is "at-will." In other words, either you or XIPTEL can terminate your employment at any time for any reason, with or without cause and with or without notice, and without thereby incurring any liability under this Agreement or otherwise. If termination of employment is initiated by XIPTEL, all incentive bonus amounts earned as of the date of termination will be owed and due to be paid to you. If termination of employment is initiated by you, XIPTEL will have no such liability and no money will be due to be paid to you, including any and all bonus amounts referenced above that have not already been paid or were due to be paid in the normal course of business. XIPTEL reserves the right to outsource payroll, benefit administration, and/or use the services of a PEO (Professional Employer Organization), however, the company does not have the obligation to utilize a PEO.

     8. Withholding. Anything to the contrary notwithstanding, all payments made by XIPTEL hereunder to you or your estate or beneficiaries will be subject to tax withholding pursuant to any applicable laws or regulations. In lieu of withholding, XIPTEL may, in its sole discretion, accept other provision for payment of taxes as allowed by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

     9. Dispute Resolution Procedure. You and XIPTEL (the "Parties") agree that any dispute arising out of or related to the employment relationship between them, including the termination of that relationship and any allegations of unfair or discriminatory treatment arising under state or federal law or otherwise, shall be tried and litigated exclusively in the State courts located in the County of San Francisco, California or the United States Federal courts for the Northern District of California. The aforementioned choice of venue is intended by the Parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the Parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each Party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts specified above in this paragraph shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement.

     10. Attorneys' Fees. If either Party to this Agreement shall bring any action, suit, counterclaim, appeal, arbitration, or mediation for any relief against the other, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the losing Party shall pay to the prevailing Party a reasonable sum for attorneys' fees and costs, including consulting and witness fees and expert fees incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "Decision") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such Action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision. The court or arbitrator may fix the amount of reasonable attorneys' fees and costs on the request of either Party.

     11. Integrated Agreement. Please note that this Agreement supersedes any prior agreements, representations or promises of any kind, whether written, oral, express or implied between you and XIPTEL with respect to the subject matters herein. It and any agreements incorporated by reference constitute the full, complete and exclusive agreement between you and XIPTEL with respect to the subject matters in this Agreement.

     12. Miscellaneous. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to by you and the President of XIPTEL in writing. No waiver by you or by XIPTEL of the breach of any condition or provision of this Agreement will be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time. In the event any portion of this Agreement is determined to be invalid or unenforceable for any reason, the remaining portions shall be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law. All matters relating to the interpretation or enforcement of this Agreement shall be governed by California law, without regard to its choice of law provisions.

     We hope that you will join us. This offer is valid for five (5) days from the date of this letter. To facilitate matters, we would appreciate if you would indicate your acceptance of this offer by signing below and returning a copy to us. The other copy is for your records. If there are any questions related to this letter, please do not hesitate to speak to me. Sincerely,



---------------------------
Peter Geddis
President & CEO
IP Global Voice, Inc., dba XIPTEL


I agree to the terms of employment set forth in this Agreement.

         Signature: ________________________________

         Printed Name: ____________________________

         Date: ___________________________________

Exhibit 6.12(iii)
Form of Employment Agreement


______ __, 2005

Mr. James Volpe
Corsa Network Technologies, Inc.
307 Orchard City Drive, Suite 105
Campbell, CA 95008

Dear James:

     We are pleased to offer you the position of President, Corsa Network Technologies, a division of IP Global Voice, Inc. dba Xiptel ("XIPTEL"). This letter agreement (the "Agreement") sets forth the basic terms and conditions of your employment. Your effective date of hire (the "Hire Date") by XIPTEL is _______ __, 2005. By signing this letter, you will be agreeing to these terms.

     1. Salary, Bonuses. You will be paid an annual base salary of $100,000 (payable in accordance with XIPTEL's usual payroll practices), which covers all hours worked. Generally, your salary will be reviewed annually, but XIPTEL reserves the right to change your compensation from time to time on reasonable notice; however, for the first year of employment no change will be made without mutual consent and approval. You will be eligible to be paid an incentive bonus of $75,000 for targeted revenue and gross margin performance, which will be paid at the end of each calendar quarter for the first year of employment. The revenue target, gross margin goals, and performance basis for bonus payments and bonus accelerators is defined in Attachment ___ of this Agreement. Bonus payments will only be earned and paid while employed by XIPTEL, and will not be paid or owed after the date you separate from the company for any reason, subject to item #7 below.

     2. Stock Options. Subject to approval by the Board, you will be provided with an option to buy: 125,000 shares of IPGV's Common Stock under IPGV's 2004 Stock Incentive Plan. The option shall vest at a rate of 25% of the total (31,250) after your first 120 days of employment, and then 1/36th of the balance of the total (93,750) option shares per month for 36 months. Option vesting will accelerate based on company performance per the following schedule:

     o    Your options will have a strike price of $____ per share.
     o You may be eligible for additional option grants as may be approved by XIPTEL's Board of Directors from time to time, based on individual and company performance.


     3. Duties. Your duties, responsibilities and authority shall be appropriate to your position and assigned to you by the President of XIPTEL or the President's designee. Throughout the term of your employment, you will devote such business time and energies to the business and affairs of Corsa Network Technologies as needed to carry out your duties and responsibilities, subject to the overall supervision and direction of the President of XIPTEL or any other employee as assigned by the President.

     4. Proprietary Information Agreement. You will be required to sign XIPTEL's standard Proprietary Information and Inventions Agreement, which may be incorporated into this Agreement by reference (Exhibit ), unless you have already signed a copy of the Agreement. You are required to immediately notify XIPTEL (through an appropriate officer or other employee of XIPTEL) regarding any product, improvement or process which you shall discover, make, invent, conceive, develop or design, solely or jointly with others, relating to any product, equipment or process which is applicable to the subject matter of XIPTEL's business, or which may be directly or indirectly utilized in connection therewith, irrespective of whether or not said product, improvement or process was discovered, made, invented, conceived, developed or designed on your time or at the expense of XIPTEL.

     5. Immigration Documentation. Please be advised that your employment is contingent on your ability to prove your identity and authorization to work in the U.S. for XIPTEL. You must comply with the Immigration and Naturalization Service's employment verification requirements.

     6. Employee Benefits. You will be eligible for paid vacation, holidays, health benefits and other employee benefits, in accordance with XIPTEL's employee policies as developed, adopted and modified from time to time, which currently includes two (2) weeks of paid time off per year.

     7. At-Will Employment. Your employment with XIPTEL is "at-will." In other words, either you or XIPTEL can terminate your employment at any time for any reason, with or without cause and with or without notice, and without thereby incurring any liability under this Agreement or otherwise. If termination of employment is initiated by XIPTEL, all incentive bonus amounts earned as of the date of termination will be owed and due to be paid to you. If termination of employment is initiated by you, XIPTEL will have no such liability and no money will be due to be paid to you, including any and all incentive bonus amounts referenced above that have not already been paid or were due to be paid in the normal course of business. XIPTEL reserves the right to outsource payroll, benefit administration, and/or use the services of a PEO (Professional Employer Organization), however, the company does not have the obligation to utilize a PEO.

     8. Withholding. Anything to the contrary notwithstanding, all payments made by XIPTEL hereunder to you or your estate or beneficiaries will be subject to tax withholding pursuant to any applicable laws or regulations. In lieu of withholding, XIPTEL may, in its sole discretion, accept other provision for payment of taxes as allowed by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

     9. Dispute Resolution Procedure. You and XIPTEL (the "Parties") agree that any dispute arising out of or related to the employment relationship between them, including the termination of that relationship and any allegations of unfair or discriminatory treatment arising under state or federal law or otherwise, shall be tried and litigated exclusively in the State courts located in the County of San Francisco, California or the United States Federal courts for the Northern District of California. The aforementioned choice of venue is intended by the Parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the Parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each Party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts specified above in this paragraph shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement.

     10. Attorneys' Fees. If either Party to this Agreement shall bring any action, suit, counterclaim, appeal, arbitration, or mediation for any relief against the other, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the losing Party shall pay to the prevailing Party a reasonable sum for attorneys' fees and costs, including consulting and witness fees and expert fees incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "Decision") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such Action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision. The court or arbitrator may fix the amount of reasonable attorneys' fees and costs on the request of either Party.

     11. Integrated Agreement. Please note that this Agreement supersedes any prior agreements, representations or promises of any kind, whether written, oral, express or implied between you and XIPTEL with respect to the subject matters herein. It and any agreements incorporated by reference constitute the full, complete and exclusive agreement between you and XIPTEL with respect to the subject matters in this Agreement.

     12. Miscellaneous. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to by you and the President of XIPTEL in writing. No waiver by you or by XIPTEL of the breach of any condition or provision of this Agreement will be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time. In the event any portion of this Agreement is determined to be invalid or unenforceable for any reason, the remaining portions shall be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law. All matters relating to the interpretation or enforcement of this Agreement shall be governed by California law, without regard to its choice of law provisions.

     We hope that you will join us. This offer is valid for five (5) days from the date of this letter. To facilitate matters, we would appreciate if you would indicate your acceptance of this offer by signing below and returning a copy to us. The other copy is for your records. If there are any questions related to this letter, please do not hesitate to speak to me.



Sincerely,



---------------------------
Peter Geddis
President & CEO
IP Global Voice, Inc., dba XIPTEL


I agree to the terms of employment set forth in this Agreement.

         Signature: ________________________________

         Printed Name: ____________________________

         Date: ___________________________________

Exhibit 6.13
Form of Proprietary Rights, Non-Compete
and Confidentiality Agreement


         PROPRIETARY RIGHTS, NON COMPETE, AND CONFIDENTIALITY AGREEMENT

     In return for new or continued employment/consulting engagement by Company, individual acknowledges and agrees as follows:

     1._______ For the purposes of this Agreement:

a. "Company" shall mean IP Global Voice Inc., a Delaware corporation, and any of its subsidiaries, partners and affiliates.

b. "Employee" shall mean a direct employee of the company, or an independent contractor engaged by the company.

c. "Confidential Information" shall mean any and all discoveries, facts, or any other Confidential Information relating to the operation of the Company's business, of whatever type and in whatever form, which is disclosed or otherwise made available to Employee by Company identified by the Company as confidential, including, but not limited to, (i) all information relating to personnel, sales, customers and financial and scientific matters of Company, and (ii) any other discoveries, business plans, or facts relating to any of the foregoing, whether developed by Employee or by others. Confidential Information shall not include any information which Employee can establish was publicly known and made generally available in the public domain prior to the time of disclosure to Employee by Company or becomes publicly known and made generally available after disclosure to Employee by Company through no action or inaction of Employee.

d. "Trade Secret" shall mean any and all Confidential Information that derives independent economic value, actual or potential, from not being generally known to persons who can obtain economic value from its disclosure or use, and that is the subject of reasonable efforts by Company to maintain its secrecy.

e.  "Inventions"  shall  mean  designs,   trademarks,   discoveries,   formulae,
processes, manufacturing techniques, Trade Secrets, Confidential Information, improvements, inventions or copyrightable works.

     2._______Employee understands that any and all Confidential Information and Trade Secrets are to be used only for the purposes for which they are provided. During the term of Employee's employment with Company or thereafter, Employee shall not, directly or indirectly, except as required by the normal business of Company or expressly consented to in writing by the Board of Directors of Company, or except as required pursuant to any statute, law, rule or regulation of any governmental authority or pursuant to any order of any court of competent jurisdiction:

_________a. disclose, publish or make available any Confidential Information or Trade Secrets, other than to an employee, officer or director of Company who, in the reasonable exercise of Employee's judgment, needs to know such Confidential Information or Trade Secrets in order to perform his or her duties to Company;

_________b. sell, transfer or otherwise use or exploit or permit the sale, transfer, use or exploitation of the Confidential Information or Trade Secrets for any purposes other than those for which they were provided;

_________c. remove from Company's premises or retain upon termination any tangible Confidential Information or Trade Secrets, any copies thereof or any tangible or retrievable materials containing or constituting Confidential Information or Trade Secrets.

     3._______Upon termination of Employee's employment or upon request by Company, Employee shall return to Company all tangible forms of Confidential Information and Trade Secrets. All apparatus, computers, computer files and media, data, documents, drawings, engineering log books, equipment, inventor notebooks, programs, prototypes, records, samples, equipment and other information and physical property, whether or not pertaining to Confidential Information or Trade Secrets, furnished to Employee by the Company, or produced by Employee or others in connection with Employee's employment, shall be and remain the sole property of Company and shall be returned promptly to Company as and when requested by Company. Should Company not so request, Employee shall return and deliver all such property upon termination of employment for any reason and Employee will not take any such property or any reproduction of such property upon such termination. Employee further agree that any property situated on Company's premises and owned by Company, including computers, computer files, e-mail, voicemail, disks and other electronic storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

     4._______As part of the consideration for the offer of employment by Company and of Employee's employment or continued employment by Company, Employee has not brought and will not bring to Company, or use or disclose in the performance of Employee's responsibilities any equipment, supplies, facility, electronic media, software, trade secret or other information or property of any former employer or any other person or entity which are not generally available to the public, unless Employee has obtained their written authorization for its possession and use.

     5._______Employee agrees that the Company has invested substantial time, effort, and money in attracting and developing a customer base and assembling Company's staff of personnel. Employee agrees that Employee shall not, for a period of one year immediately following the termination of employment with Company, other than involuntary termination without cause, either directly or indirectly, solicit business, as to products or services competitive with those of the Company, from any of the Company's customers and shall not seek to induce any of the Company's customers to cease using Company's products or services. Employee also agrees that during employment and for one year after termination of employment, Employee shall not directly or indirectly induce or solicit any of the Company's employees to leave their employment with Company.

     6._______Employee agrees to disclose promptly to the Company any and all Inventions, whether or not patentable and whether or not reduced to practice, conceived or learned by Employee during the period of employee's employment, either alone or jointly with others, which relate to or result from the actual or anticipated business, work, research or investigations of the Company, or which result, to any extent, from use of the Company's premises or property. Employee agrees to deliver to Company any drawn, written or computer-generated materials and any models relating to Inventions, to cooperate fully during and after employment in the securing of patent or copyright protection or other similar rights in any countries and in giving evidence and testimony and in executing related papers as requested by Company. Employee understands that Company is the sole owner of any and all property rights in Inventions, including, but not limited to, the right to use, sell, license or otherwise transfer or exploit the Inventions, and the right to make such changes in them and the uses thereof as Company may from time to time determine. Employee agrees to disclose and assign to Company, without further consideration, Employee's entire right, title, and interest (throughout the United States and in all foreign countries) free and clear of all liens and encumbrances, in and to all Inventions, which shall be the sole property of Company, whether or not patentable. Employee also agrees to cooperate with Company both during and after employment in obtaining and enforcing patents, copyrights, and other protection of Company's rights in Inventions. As provided in section 2870 of the California Labor Code, this Section 6 does not apply to any Inventions:

a. for which no equipment, supplies, facility, or Trade Secrets of Company were used;

b. which were developed entirely on Employee's own time; and

c. which do not relate at the time of conception or reduction to practice to Company's current business or its actual or demonstrably anticipated research or development, or which do not result from any work performed by Employee for Company.

     7._______Employee certifies that Employee has no continuing obligations with respect to the assignment of Inventions or rights to Inventions, nor does Employee claim any previous, unpublished Inventions within the scope of this Agreement as Employee's own, except for the Inventions, if any, which Employee has listed in Appendix A to this Agreement.

     8._______Employee certifies that there is no other contract or duty on Employee's part that would interfere with Employee's ability to provide services to Company. Employee agrees that, in performing work for Company, Employee will not knowingly use any patented inventions, trade secrets, confidential information or proprietary information obtained from third Parties, including any prior employer or any other organization or individual. Employee agrees not to use copyrighted materials, nor any portion thereof, of any other company or person while writing computer programs, manuals or any other materials for Company, and that Employee will not bring onto the premises of Company any unpublished document or other property containing proprietary information or trade secrets belonging to Employee's former or concurrent employers or companies, unless consented to in writing by said employers or companies.

     9._______This Agreement does not constitute a contract of employment and does not in any way restrict Employee's right or the right of Company to terminate Employee's employment.

     10.______If any provision of this Proprietary Rights and Confidentiality Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall, nevertheless, continue in full force and effect without being impaired or invalidated in any way.


Date:___________   ________                 _____________________________

                                    Printed Name:______________________________

Company officer:_______________________

Title:_________________________________

                                   APPENDIX A

     I have made or improved the following Inventions and claim sole right to them. I include below the names of co-inventors or employers to whom I owe a continuing obligation with respect to these Inventions.

S-26
CH02/ 22387112.6



                               Index of Schedules

         Name                                                       Number
---------------------------                                         ------------
Assumed Liabilities                                                  1.1(b)
Each Jurisdiction in which seller is currently  licensed or          4.1(a)
qualified as foreign corporation
Subsidiaries                                                         4.1(b)
Conflict Disclosure                                                  4.3
Required Consents                                                    4.4
Accounts Receivable                                                  4.7
Prepaid Assets                                                       4.9
Fixtures and Equipment                                               4.11
Real Estate                                                          4.12
Leased Personal Property                                             4.13
Liens and Permitted Liens                                            4.15
Purchase Orders over $10,000                                         4.17
Material Contracts                                                   4.18
Litigation                                                           4.20
Insurance                                                            4.21
Labor and Employment Disclosure                                      4.22
Employee Benefit Plans and Arrangements                              4.23
Warranties                                                           4.24
Proprietary Rights                                                   4.26
Permits                                                              4.27
Environmental Matters                                                4.28
Reports                                                              4.29
Affiliate Transactions                                               4.30
Indebtedness                                                         4.31
Undisclosed Liabilities                                              4.32

                                 Schedule 1.1(b)

                               Assumed Liabilities

                                 Schedule 4.1(a)

                 Each Jurisdiction in which seller is currently
                  licensed or qualified as foreign corporation

                                 Schedule 4.1(b)
                                  Subsidiaries

                                  Schedule 4.3
                               Conflict Disclosure

                                  Schedule 4.4
                                Required Consents

                                  Schedule 4.7
                               Accounts Receivable

                                  Schedule 4.9
                                 Prepaid Assets

                                  Schedule 4.11
                             Fixtures and Equipment

                                  Schedule 4.12
                                   Real Estate

                                  Schedule 4.13
                            Leased Personal Property

                                  Schedule 4.15
                            Liens and Permitted Liens

                                  Schedule 4.17
                          Purchase Orders over $10,000

                                  Schedule 4.18
                               Material Contracts

                                  Schedule 4.20
                                   Litigation

                                  Schedule 4.21
                                    Insurance

                                  Schedule 4.22
                         Labor and Employment Disclosure

                                  Schedule 4.23
                     Employee Benefit Plans and Arrangements

                                  Schedule 4.24
                                   Warranties

                                  Schedule 4.26
                               Proprietary Rights

                                  Schedule 4.27
                                     Permits

                                  Schedule 4.28
                              Environmental Matters

                                  Schedule 4.29
                                     Reports

                                  Schedule 4.30
                             Affiliate Transactions

                                  Schedule 4.31
                                  Indebtedness

                                  Schedule 4.32
                             Undisclosed Liabilities